     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2001


                                                      REGISTRATION NO. 333-64594

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     DELAWARE                                           13-4182182
          (STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


                                85 BROAD STREET
                               NEW YORK, NY 10004
                                 (212) 902-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               SARAH LEAH WHITSON
                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
                                85 BROAD STREET
                               NEW YORK, NY 10004
                                 (212) 902-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                            MARK J. WELSHIMER, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective in light of market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
       TITLE OF SECURITIES             AMOUNT TO BE           AGGREGATE PRICE            AGGREGATE               AMOUNT OF
        TO BE REGISTERED                REGISTERED              PER UNIT(1)          OFFERING PRICE(1)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Trust Certificates...............      $500,000,000                100%                $500,000,000             $125,000(2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2)Previously paid.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
                                    CHANGED.

                        Subject to Completion. Dated --


           Prospectus Supplement to Prospectus dated August 9, 2001.


                                      $--

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
                                   DEPOSITOR

   Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Certificates
                                   Series --
                            ------------------------

     Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Series -- is offering [a single class][--classes] of Certificates. [Interest will accrue on the Certificates at rate of --%. The Class -- Certificates will receive all scheduled interest payments received by the trust on or before -- on the Securities held by the trust. [The Class -- Certificates will receive a distribution of the Securities in kind on --.]] [Payments of [interest on] [principal of] the Certificates will vary based on performance of an index. A [decline][increase] in the value of the index will result in losses to purchasers of Certificates, which may be as much as their entire investment.] [The Class -- Certificates are not entitled to distributions of principal. If the Securities are prepaid or redeemed early, returns on the Class -- Certificates will be adversely affected and holders of the Class -- Certificates may not recover their initial investment.] [Specify any call or optional exchange rights.]

     The Certificates will represent a beneficial interest in the Securities [and other assets] described on pages -- of this Prospectus Supplement. Those Securities [and assets] will be held by the trust. [The Securities have a different [denomination] [interest rate] [currency] [maturity] [credit risk] than do the Certificates.]

     [The Certificates [may not be] [may be] purchased by pension plan investors subject to the requirements of the Employee Retirement Income Security Act of 1974 [only through special arrangements]. See "ERISA Considerations" in the accompanying Prospectus.]

     Prior to this offering, there has been no public market for the Certificates. [The depositor intends to list the Certificates on the New York Stock Exchange under the symbol --.]


     See "Risk Factors" beginning on page S-5 of this Prospectus Supplement and on page 3 of the accompanying Prospectus to read about certain factors you should consider before buying Certificates.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                              PER CERTIFICATE        TOTAL
                                                              ---------------        -----
Initial public offering price...............................         --%                  $--
Underwriting discount.......................................         --%                  $--
Proceeds, before expenses, to the trust.....................         --%                  $--

     The initial public offering price set forth above does not include accrued interest, if any. Interest on the Certificates will accrue from -- and must be paid by the underwriter[s] if the Certificates are delivered after --.
                            ------------------------

     The underwriter expects to deliver the Certificates through the facilities of The Depository Trust Company against payment in New York, New York on --.

                              GOLDMAN, SACHS & CO.
                            ------------------------

                         Prospectus Supplement dated --

                                    SUMMARY


     In this Prospectus Supplement and the accompanying Prospectus, the certificates issued by the trust are referred to as "the Certificates". By contrast, the securities deposited into the trust are referred to as "the Securities", and terms such as "Securities Purchase Price," "Security Issuance Agreement," "Security Issuer," "Security Prospectus," "Security Registration Statement" or other terms containing the word "Security" have related meanings. An index of defined terms can be found on page 48 of the accompanying Prospectus.


     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Depositor.....................   Credit and Asset Repackaging Vehicle
                                 Corporation

Trustee.......................   --.

Trust.........................   The trust will be formed under a trust
                                 agreement between the depositor and the
                                 trustee.


Securities....................   The depositor will deposit into the trust [the
                                 following securities: -- [a pool of securities consisting primarily of --]. The Securities have been purchased by the depositor or its affiliates in the secondary market. See pages
                                 -- for a description of the terms of the Securities.


Security Issuer...............   The issuer of the Securities is --. The
                                 Security Issuer is not participating in this offering and has no obligations under the Certificates. Information about the Security
                                 Issuer is available in its filings with the SEC.

Certificates..................   There will be -- class[es] of Certificates,
                                 class[es] -- [and -- ]. The Certificates will be denominated in --. The total principal amount of Certificates being issued is $--. The
                                 Certificates will be issued in [book-entry form through the facilities of [the Depository Trust
                                 Company] [--]] [definitive form] in minimum denominations of --.

Interest and Principal
  Distributions...............   [Interest will be distributed each -- by --
                                 [describe place and manner of distribution] to recordholders on --. The interest rate for the Certificates is [--% annually] [--]. The trust will pass through interest to the holders of the Certificates based on payments [received by the trust under the Securities] [to the trust by the swap counterparty under the swap agreement described below.] Distributions of interest for a given -- will be based on the value of [specify index] determined [as of the -- day prior to the first day] [on the last day] of that [period] [under the terms of the Securities] [by the calculation agent under the swap agreement].]

                                 [Principal will be distributed [on a final distribution date occurring on -- [or as the trust receives distributions of principal on the Securities]]. Distributions of principal on the Class -- Certificates may be less than the full principal amount of the Certificates [depending on the value of --] [if the trust is required to make a termination payment [or payment under the credit swap transaction] under the swap agreement].]

                                 [The Class -- Certificates have an amortizing principal balance. The Class -- Certificates will receive all scheduled payments on interest that the trust receives on or before -- on the Securities it holds. Each payment will reflect partial amortization of the principal balance of the Class -- Certificates and a distribution of interest at a rate of --% annually.]


                                 [The Class -- Certificates will not receive scheduled distributions of interest or principal, but will receive a distribution of the Securities in kind on --.] [If there is a default relating to the Securities or the Securities are redeemed early, the trust will terminate and the Securities or proceeds of redemption will be divided between the Class -- [and Class --] Certificates. The percentage share of the Securities received by each class will vary based on the termination date of the trust.] [Specify (1) the currency for any non-U.S. dollar distributions, (2) any arrangements for converting non-U.S. dollar amounts and (3) if interest rate is subject to adjustment in response to change in the rating of the Certificates.]


[Call Rights..................   The Certificates are subject to an option in
                                 favor of -- to call the Certificates for redemption on -- at a price of --.] [Specify
                                 (1) mechanics for giving notice of the exercise of the call rights and (2) calculation of call price paid to a Certificateholder.]

[[Depositor] Optional
Exchange......................   [Holders of Certificates have a limited right]
                                 [The depositor and its affiliates, but not any other holder of Certificates, has a limited right] to exchange Certificates for corresponding amounts of the Securities. The
                                 [depositor's] right to make such an exchange is subject to restrictions on advance notice, frequency and minimum amount of the exchange.
                                 [In addition, an exchanging Certificateholder will be responsible for a partial termination payment under the swap agreement.]] [See also
                                 "Description of Certificates -- Optional
                                 Exchange" in the accompanying Prospectus for other relevant disclosure items.]


[Additional Issuances.........   The depositor may deposit additional Securities
                                 into the trust, and the trust may issue a corresponding number of additional Certificates
                                 (in total principal amounts of at least -- per issuance of Certificates), at any time.]



[Reports to
Certificateholders............   [Specify, if (1) reports will be sent on dates
                                 other than distribution dates or (2) any of the information described under "Description of
                                 Trust Agreements -- Reports to
                                 Certificateholders will not be provided.]


[Use of Proceeds..............   [Specify, if proceeds from sale of Certificates
                                 will be used for purposes other than those described under "Use of Proceeds" in the accompanying Prospectus.] [See also
                                 "Description of Certificates -- General" in the accompanying Prospectus for any additional features of Certificates to be described here.]

[Swap Counterparty............   --.]

[Swap Agreement...............   The swap counterparty will enter into [an
                                 interest rate swap] [a cross-currency swap] [a total return swap] [a [call] [put] option transaction] [a credit swap] [other] transaction with the trust. The trust [will pay to the swap counterparty the [interest]
                                 [principal] amounts the trust receives on the Securities] [[will] [may be required to] deliver to the swap counterparty the Securities on -- at a price of --]. [In exchange for periodic payments made by the swap counterparty, the trust will deliver the Securities to the swap counterparty if a specified credit-related event occurs with respect to --.] The trust will receive payments under the swap agreement on the same dates on which the trust makes distributions on the Certificates. [The trust will apply the payments it receives under the swap agreement to make distributions of interest [and principal] on the Certificates.]]

[Swap Agreement Guarantee.....   -- will guarantee the obligations of the swap
                                 counterparty under the swap agreement.]

[Calculation Agent............   -- will act as calculation agent under the swap
                                 agreement and will calculate the value of -- from time to time.]

[Exchange Rate Agent..........   -- will act as exchange rate agent with respect
                                 to the Certificates and will calculate
                                 applicable rates of exchange between U.S.
                                 dollars and the specified currency.]

[Selling Agent................   -- will act as selling agent under the trust
                                 agreement.]

[Credit Enhancement...........   The credit enhancements with respect to the
                                 Certificates include [a financial guaranty insurance policy] [letter of credit]
                                 [guarantee] [subordination features] [--].]

[Retained Interest............   --.]

Tax Status....................   The depositor will receive an opinion that the
                                 trust [[should][will] be characterized as a grantor trust and][will not be characterized as an association taxable as a corporation.]


ERISA Considerations..........   A plan subject to the fiduciary responsibility
                                 provisions of the Employee Retirement Income
                                 Security Act of 1974, as amended, or Section
                                 4975 or the Internal Revenue Code [may not purchase the Certificates] [must make special arrangements with the depositor and the trustee in order to purchase the Certificates] [should consult with its counsel before making an investment in the Certificates].


Rating........................   The Certificates must be assigned a rating of
                                 -- by -- in order to be issued.

[Payment Currency.............   [Specify, if payment of Certificates may or
                                 must be made in a currency other than their specified currency.]


Closing Date..................   On or about --.



Listing.......................   Application has been made to list the
                                 Certificates on the --. Trading on the -- is expected to begin within -- days after the completion of this offering.

                                  RISK FACTORS

     In addition to the risk factors discussed in the accompanying Prospectus, you should carefully consider the following risk factors before buying any
Certificates:


           ABSENCE OF INFORMATION ABOUT SECURITIES OR SECURITY ISSUER



     This Prospectus Supplement does not provide detailed information with respect to the Securities, does not provide information with respect to the Security Issuer, and this section does not contain any risk factors relating to the Securities or the Security Issuer.



     No investigation of the financial condition or creditworthiness of the Security Issuer or any of its affiliates, or of any ratings of the Securities, has been made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates, in connection with the issuance of the Certificates. You should consider carefully the Security Issuer's financial condition and its ability to make payments in respect of the Securities.


                  [EFFECT OF PARTICULAR FEATURES OF SECURITIES

     The Securities [can be redeemed early at the option of the Security Issuer [on --] [if --]] [may amortize early as a result of --]. If the Securities are redeemed early, the trust will be terminated and [Certificateholders will receive a return of principal before the scheduled maturity of the Certificates] [proceeds of the redemption will be divided between the Class -- [and Class --] Certificates based on the outstanding Class -- Certificate principal balance determined on the termination date.] If the Securities are redeemed early, the trust [and the swap agreement] will terminate [, and the trust may be required to make a termination payment under the swap agreement.]]

          [PREPAYMENTS WILL AFFECT YIELD [AND RECOVERY OF INVESTMENT]


     The Class -- Certificates are not entitled to distributions of principal but receive interest cash flows from the Securities for so long as the Securities are outstanding. If the Securities are prepaid or redeemed early or the trust is wound up early, returns on the Class -- Certificates will be adversely affected. Such prepayment, redemption or wind-up may occur before holders of the Class -- Certificates have recovered their initial investment.]


                         [SENSITIVITY TO INTEREST RATES


     The Class -- Certificates do not receive allocations of either interest or principal until the final scheduled distribution date. The market value of the Class -- Certificates from time to time will be sensitive to changes in interest rates, more so than the Securities. As a result, the price that you can realize if you decide to sell Class -- Certificates may be lower than expected.]



                             [SENSITIVITY TO INDEX


     [The Certificates are "index-linked certificates", as described in the accompanying Prospectus. Distributions of [interest] [and principal] with respect to the Certificates will depend on the value of --. The -- indexes the appreciation or depreciation in the price of a designated group of [securities, commodities, currencies, intangibles, goods or articles or other objective price, economic or other measure] over a given period of time. Depending on the performance of the -- over a given interest period, Certificateholders may receive lesser amounts of interest on these Certificates than they would otherwise have received had they held the Securities. Depending on [the performance of the index over the time the Certificates are outstanding] [the value of the index on the scheduled final distribution date for the Certificates], Certificateholders may receive a lesser return of principal on the Certificates than they would have received had they held the Securities.]

     [The value of the index is determined by changes in the prices of the [securities, commodities, currencies, intangibles, goods or articles or other objective price, economic or other measure] making up the index. Such changes generally depend on factors -- such as economic and political events and the supply of and demand for [indexed assets] -- that the depositor [, the swap counterparty] and the trustee and their respective affiliates do not control and cannot foresee.]

     [The value of the index is not determined by a nationally published source. The index is published solely by third parties, which are not subject to regulation under the laws of the United States. The depositor [and the swap counterparty] cannot ensure that -- will determine the value of the index accurately.]

     [The risk of [decreased interest payments] [and loss of principal] as a result of the linkage of payments on index-linked Certificates to the index and to the indexed assets is substantial. You should consult your own financial and legal advisors as to the risks entailed in investing in index-linked Certificates.]]

                                [CURRENCY RISKS

     The Certificates are not denominated in U.S. dollars. Depreciation of -- currency against the U.S. dollar will result in a decrease in the effective yield of the Certificates for an investor who pays dollars to purchase the Certificates. The value of the U.S. dollar in comparison to the specified currency depends on economic and political factors, the supply and demand for those currencies, and government interventions, and can be highly unpredictable. [In recent years, rates of exchange between the U.S. dollar and the specified currency have been volatile.]

     The specified currency may become unavailable, due to exchange controls or other events beyond the control of the depositor or the trust. In those circumstances, the exchange rate agent will determine in its sole discretion when and how to make distributions on the Certificates. This may lead to delays until the specified currency is again available or distributions in another currency at rates determined by the exchange rate agent.


     Courts in the United States customarily have not rendered judgments for money damages denominated in currencies other than U.S. dollars. In New York courts, an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the exchange rate prevailing on the date of judgment. That exchange rate may be different from the rate that would have applied otherwise.]


                    [LIABILITY FOR SWAP TERMINATION PAYMENTS

     [The swap agreement] [Each swap transaction] may be terminated early if:


     - there is a Security-related default,


     - the trust or the swap counterparty fails to make the required payments under the swap agreement,

     - -- fails to perform under its guarantee of the obligations of the swap counterparty under the swap agreement,

     - the swap agreement becomes illegal or invalid,

     - the trust or the swap counterparty becomes bankrupt,

     - withholding taxes are imposed on payments made by the trust or the swap counterparty under the swap agreement,

     - the swap counterparty or -- is involved in a merger and disaffirms the swap agreement, or --.

     At any time of early termination, the swap agreement may have value to either the trust or the swap counterparty; if so, the other party will be required to pay that value as a termination payment. The termination payment corresponds to the estimated cost to the trust or the swap counterparty of entering into a replacement swap agreement. That cost depends on the comparative value of the remaining payments to be made by the trust and the remaining payments to be made by the swap counterparty. Holders of the Certificates will effectively pay any termination payment payable by the trust, in proportion to the amount of their investment, up to the limit of the trust's assets. The value of the swap agreement may be highly volatile, and it is not possible to estimate the maximum amount of the termination payment.]

                 [HIGH YIELD SECURITIES -- GREATER DEFAULT RISK

     The Securities [are] [include] high yield corporate debt obligations of U.S. [and other] issuers rated below investment grade. The Securities are not secured by any collateral. High yield debt obligations are generally unsecured. They [are] [may also be] subordinated to other obligations of the Security Issuer and entail greater credit and liquidity risk than is typically associated with investment grade corporate obligations. High yield obligations are often issued in connection with leveraged acquisitions or recapitalizations. In those transactions, Security Issuers incur a substantially higher amount of indebtedness than the level at which they would otherwise operate.

     High yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities. Although studies have been made of historical default rates in the high yield market, future default rates may differ.]

                  [EMERGING MARKET SECURITIES -- SPECIAL RISKS

     The Securities [include] [are] emerging market securities, and are subject to special risks.

     Investing in the debt of emerging markets issuers involves special credit risks not associated with investing in more established capital markets such as the United States and Western Europe. Such risks may include:

     - risks attributable to fluctuations in foreign exchange rates,

     - political, economic and diplomatic instability,

     - hyperinflation,

     - expropriation,

     - different legal systems,

     - exchange controls,

     - confiscatory taxation,

     - nationalization of private businesses, or

     - other governmental restrictions.

     Foreign investments may also be subject to foreign withholding taxes or other taxes or changes in the rates or methods of price and liquidity risks taxation applicable to the trust or the Security Issuer.

     The Securities are also subject to special price volatility and liquidity risks. -- [and other] emerging markets [has] [have] smaller capital markets with substantially less volume than more established capital markets. As a result, the securities traded in emerging markets are generally less liquid and prices are generally more volatile. A limited number of issuers often represent a disproportionately large percentage of market capitalization and trading value in -- [and other] emerging markets. In addition, large investors trading significant blocks of securities, or dealers making large dispositions of securities resulting from a failure to meet margin calls, may significantly affect price and liquidity in emerging markets.

     Disclosure and regulatory standards in emerging markets are often less stringent than those in other international securities markets. Many emerging market countries have a low level of monitoring and regulation of the market and market participants, and limited and uneven enforcement of existing regulations. You may be able to obtain little publicly available information about an issuer in an emerging market country. The Security Issuer may not be subject to accounting, auditing and financial reporting standards comparable to those of companies in non-emerging markets. As a result, traditional investment measurements, such as price/earnings ratios, may not be useful when applied to the Security Issuer and the Securities.]

                       [ALTERNATIVE TAX CHARACTERIZATION

     The depositor will receive an opinion of counsel that the trust should be treated as a grantor trust for federal income tax purposes, but the Internal Revenue Service might disagree with that characterization. See "U.S. Federal Income Tax Consequences" in this Prospectus Supplement for a discussion of the consequences of any alternative characterization of the trust that might be asserted by the Internal Revenue Service.]

                              [CERTIFICATE RATINGS

     At the time of issue, the [Class --] [list classes] Certificates will be rated -- by --. There is no guarantee that any such rating will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Certificates.]

                           [LACK OF EXCHANGE LISTING

     The Certificates are not required or expected to be listed on any securities exchange or quoted on any automated quotation system. As a result, the ability to determine a market price for Certificates or to resell Certificates may be limited.]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the depositor with respect to a particular trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before, on or after the date of this Prospectus Supplement and prior to the termination of the offering of the related Certificates will be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of filing of those documents. Any statement contained in the Prospectus, this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in the Prospectus, this Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this Prospectus Supplement.

     The depositor will provide without charge to each person, including any beneficial owner of Certificates, to whom this Prospectus Supplement is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus Supplement, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to Credit and Asset Repackaging Vehicle Corporation, 85 Broad Street, New York, New York 10004, Attention: Secretary, Tel. 212-902-1000.

                                   THE TRUST


     The trust will be formed under a trust agreement between the depositor and the trustee dated --. The trust agreement will incorporate the provisions of the Standard Terms for Trust Agreements described in the accompanying Prospectus. When the trust agreement is executed, the depositor will deposit the Securities into the trust. The trustee, on behalf of the trust, will accept the Securities [, enter into the swap agreement] and deliver the Certificates to or in accordance with the order of the depositor.


                         DESCRIPTION OF TRUST AGREEMENT

     The following summarizes the material terms of the trust agreement to the extent that they are not described in the accompanying Prospectus. A current report on Form 8-K relating to the Certificates containing a copy of the trust agreement as executed will be filed by the depositor with the SEC following the issuance and sale of the Certificates.

     The property of the trust created under the trust agreement will consist of
(1) the Securities [(exclusive of the retained interest described below, which is not part of the trust)], (2) all payments on or collections in respect of the Securities due after --, together with any proceeds from the Securities [, and
(3) the credit support in respect of the Class -- Certificates] [, and (4) the rights of the trust under the swap agreement with the swap counterparty [and the related guarantee].]

     In the event that the trustee is required to vote the Securities on the basis of instructions from the Certificateholders, voting rights will be allocated between the Class -- Certificateholders [and the Class -- Certificateholders] [based on the percentages in the table appearing below under "Description of the Certificates -- Amortizing Distributions".] If the date on which the relative voting rights are to be determined is not a distribution date, the percentages will be established by the calculation agent based on linear interpolation between the values on the immediately preceding and immediately following distribution dates.

     Under the rules, regulations and procedures creating and affecting the Depository Trust Company (DTC) and its operations, DTC will take action permitted to be taken by a Certificateholder under the trust agreement only at the direction of one or more DTC participants to whose account the corresponding Certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Certificates evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants whose holdings of Certificates evidence those voting rights, authorize divergent action. See "Description of Certificates - Form" in the accompanying Prospectus.


     [Specify (1) any particular provisions with respect to entities acting as a custodian or administrative agent under the trust agreement, (2) any modification or amendment provisions of a type referred in the third or fifth paragraph under "Description of Trust Agreements -- Modification and Waiver" in the accompanying Prospectus, (3) any departure from the reports described under "Description of Trust Agreements -- Reports to Certificateholders" in the accompanying prospectus, (4) whether an annual accountants' statement and statement of officers of the trustee will be prepared as described under "Description of Trust Agreements -- Evidence as to Compliance" in the accompanying Prospectus and (5) any departure from the notice mechanism described under "Description of Trust Agreements -- Notices" in the accompanying Prospectus.]


                              TRUSTEE COMPENSATION

     As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary trust expenses), the trustee will receive fees of $--, payable

[by the depositor] [--]. In addition, extraordinary trust expenses may become payable by the depositor, subject to a maximum reimbursable amount of $--. [Specify any particular arrangements regarding manner and priority of payment with respect to fees.]


                              TRUST WIND-UP EVENTS

     The following events of default with respect to the Securities will cause [an early winding up of the trust] [and an early termination of the swap transaction related to the Securities]:

     --. [Specify if any of the wind-up events listed under, "Description of Trust Agreements -- Trust Wind-Up Events" in the accompanying Prospectus does not apply, or additional wind-up events not specified therein apply.]

                               RETAINED INTEREST


     The retained interest of the depositor with respect to the trust property is as follows:


     --. [Specify any allocation of interest in the trust property different from that described under "Description of Trust Agreements -- Retained Interest' in the accompanying Prospectus.]

                         DESCRIPTION OF TRUST PROPERTY

                                   SECURITIES

GENERAL

     [A significant portion of] [Virtually all of] [All of] the property of the trust will consist of the -- due -- of -- [, exclusive of the retained interest of [the depositor], as described above]. The Securities were issued under an [indenture][--] dated -- between the Security Issuer and --. The Securities were part of a series of securities totaling --. The Securities have an amortizing principal and the Securities to be held by the trust had as of -- (the "cut-off date") an aggregate principal amount of approximately --.]


     [Each of the] [The] Securities (including guarantees of those Securities) [[was] [were] offered in a transaction previously registered under the Securities Act of 1933.] [[is] [are] eligible for sale pursuant to Rule 144(k) under the Securities Act.]



     The Securities [have been] [will be] purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor) and will be deposited into the trust. The Securities will not be acquired either from the Security Issuer or its affiliates or pursuant to any distribution by or agreement with the Security Issuer or its affiliates. All information contained in this Prospectus Supplement regarding the Securities has been derived solely from the -- relating to the Securities as filed with -- on --. You are urged to read that --. The depositor and the trustee, as well as their respective affiliates, did not participate in the preparation of the -- or other public information relating to the Securities, and they take no responsibility for the accuracy or completeness of the information contained in that --.


     The following is a summary of some material terms of the Securities:

     Title and Original Issue Date:  --

     Security Issuer:  --

     Aggregate Principal Amount Held By Trust:  --

     Limit on Aggregate Principal Amount of Securities:  --

     Interest Rate:  --

     Scheduled Payment Dates:  --

     Scheduled Maturity:  --

     Ranking: -- [Specify (1) any subordination provisions with respect to Concentrated Securities and (2) the relative percentages of senior Securities and subordinated Securities, if any, in the case of Securities other than Concentrated Securities.]

     [Rating at Issuance: --]

     Security Issuance Agreement:  --

     [Terms of Pledge, Lien or other Security Interest: --]

     [Guarantee or other Credit Support: --]

     [Currency of Denomination: --]

     [Redemption, Repurchase, Amortization or Sinking Fund Terms: --]

     [Optional Redemption Terms: --]

     Trustee or Other Agent for Security Holders:  --

     [Listing: --]

     Form:  --

     CUSIP:  --

     Security Prospectus:  --

     Security Registration Statement:  --

     [Other Terms: --]

     [See also the list of material terms under "Description of Trust Property -- Securities" in the accompanying Prospectus.]

     On --, the Securities were rated -- by --. The rating[s] of the Securities [is] [are] not a recommendation to purchase, hold or sell the Securities or the Certificates, and there can be no assurance that a rating will remain in place for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" below regarding certain considerations applicable to the ratings of the Certificates.

THE SECURITY ISSUER

     According to publicly available documents of the Security Issuer, the Security Issuer is a --, whose principal executive offices are located at --. The business of the Security Issuer is --. The depositor is not an affiliate of the Security Issuer.

     The Security Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements files reports and other information (including financial information) with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically. [One or more classes of the Security Issuer's securities are also listed on the -- and such reports and other information can be inspected at the offices of the --]. In addition, those reports and other information may also be obtained from the Security Issuer, according to its most recent annual report, by making a request to the Security Issuer. [Specify any other means of obtaining current information regarding the Security Issuer.]

     [This Prospectus Supplement does not provide information with respect to the Security Issuer and no investigation of the financial condition or creditworthiness of the Security Issuer or any of its affiliates, or of any ratings of the Securities, has been made by the trust, the trustee, the depositor, Goldman, Sachs & Co. or any of their affiliates, in connection with the issuance of the Certificates. You should consider carefully the Security Issuer's financial condition and its ability to make payments in respect of the Securities. All information contained in this Prospectus Supplement regarding the Security Issuer has been derived from --. It is possible that events affecting the Securities or the Security Issuer have occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.]

     In the event that the Security Issuer [ceases to be an eligible issuer under the Securities Exchange Act] [ceases to publish --], the trust will [terminate] [partially terminate], and the proceeds from the sale of the related Securities and other trust property will be distributed to the Certificateholders [subject to payment of any termination payment owed to the swap counterparty for the termination of the related swap transaction. See "Risk Factors -- Risks Related to Swap Agreements" and "Description of Trust Agreements -- Trust Wind-Up Events" in the accompanying Prospectus.]

THE SECURITY ISSUANCE AGREEMENT

     The [indenture] [--] under which the Securities were issued limits the Security Issuer's ability to engage in certain activities and transactions and requires that the Security Issuer perform certain obligations with respect to the Securities. [Specify, if any of the information in this section is not based on the version of the Security Issuance Agreement filed with the SEC in connection with the registration of the Security.]

     The following is a summary of significant restrictive, financial and other covenants under the [indenture] [--]:--.

     [The following is a summary of significant events of default under the [indenture] [--]:

     - [failure to make payments of principal (and premium, if any) and interest to holders of the Securities in specified time periods,]

     - [material breach of specified representations or warranties, or failure to observe or perform in any material respect any covenant or agreement under the [indenture] [--] for a specified period of time after notice is given to the Security Issuer by the trustee or the holders of not less than a specified percentage of the Securities,]

     - [failure by the Security Issuer to make any required payment of principal (and premium, if any) or interest with respect to specified other debt obligations of the Security Issuer or the acceleration by or on behalf of the holders of those obligations,]

     - [specified events of bankruptcy or insolvency relating to the Security Issuer, and]

     - --.]]

     - [There are no events of default under the [indenture] [--]].

     [Specify (1) any remedies other than acceleration upon default and (2) any security arrangements and collateral with respect to the Securities.]

            CREDIT SUPPORT -- [LETTER OF CREDIT] [INSURANCE POLICY]
                 [RESERVE ACCOUNT] [SUBORDINATION FEATURE] [--]

     For the benefit [solely] of the [Class --] Certificates, credit support will be obtained [and will constitute part of the trust to the extent described below], in the form of [a letter of credit] [insurance policy] [reserve account] [subordination feature] [--], as described below.

     [Simultaneously with the depositor's assignment of the trust property to the trust, the depositor will transfer to the trust a letter of credit from -- in favor of the [trustee] on behalf of the Certificateholders. The letter of credit will be irrevocable and will support the [timely][ultimate] remittance of amounts due with respect to the trust property]. The maximum amount that the [trustee] may draw under the letter of credit will initially be equal to --. The initial amount of the letter of credit will be --. Thereafter, the amount of the letter of credit with respect to any distribution date will equal [the lesser of
(1) --% of the aggregate certificate principal balance outstanding on the immediately preceding distribution date (after giving effect to any payment of principal made on that preceding distribution date) but in any event not less than --, and (2)] the amount of the letter of credit on that preceding distribution date, [plus (1) reimbursement of certain advances under the letter of credit and (2) recoveries on defaulted trust property]. The letter of credit expires on --.]

     [Add description of the issuer of the letter of credit with respect to its credit ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the issuer of the letter of credit. In addition, to the extent that the letter of credit will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide or incorporate by reference financial statements and other information with respect to the issuer of the letter of credit.]

     [Simultaneously with the depositor's assignment of the trust property to the trust, the depositor will transfer to the trust a financial guaranty insurance policy from -- in favor of the [trustee] on behalf of the Certificateholders. The policy will guaranty scheduled payments of principal, premium (if any) and interest with respect to the [Class --] Certificates. The policy expires on --.]

     [Add language regarding the issuer of the policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the issuer of the policy. In addition, to the extent that the policy will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide or incorporate by reference financial statements and other information with respect to the issuer of the policy.]

     [In the event that the issuer of the [letter of credit] [policy] ceases to be a reporting company under the Securities Exchange Act, [the trust will [terminate] [partially terminate], and the proceeds from the sale of the related Securities and other trust property will be distributed to the Certificateholders in kind [subject to payment of any termination payment owed to the swap counterparty for the termination of the related swap transaction. See "Risk Factors -- Risks Related to Swap Agreements" and "Description of Trust Agreements -- Trust Wind-Up Events" in the accompanying Prospectus.] [specify any provisions for replacement of credit support provider].

     [The depositor will establish, for the benefit of the trustee on behalf of the Certificateholders, on the closing date for this offering a reserve account containing cash, letters of credit and short-term investments acceptable to the rating agency initially rating the Certificates in the amount of $--. Collections with respect to the trust property that are not distributed to Certificateholders will be deposited in that reserve account. Amounts so deposited in the reserve account will be used by the trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any distribution date, amounts in the reserve account in excess of -- may be paid to [the depositor] [--].]

     [Specify whether the issuer of the letter of credit or financial guaranty insurance policy, as applicable, is required to satisfy any ongoing credit rating or other requirements.]

     [The subordination of the Class -- Certificates, as described below, is designed to protect holders of the remaining classes of Certificates from certain losses and other shortfalls with respect to the trust property. As a result, losses and other shortfalls with respect to the trust property will be borne by the remaining classes of Certificates, to the extent described below, only if those losses and other shortfalls are not so covered, or the related coverage has been exhausted.]

     Realized losses will be allocated on any distribution date among the [various] class[es] of Certificates as follows: --

                                [SWAP AGREEMENTS

CHARACTERISTICS OF SWAP TRANSACTION

     The trust will enter into a swap agreement with -- in the form of an ISDA Master Agreement, [subject to a Schedule to the master agreement in the form attached as an exhibit to the Registration Statement].

     [The swap agreement will document an interest rate swap transaction between the trust and the swap counterparty under which the trust will pay to the swap counterparty the [fixed rate][floating rate] coupon payments received in respect of the Securities and receive from the swap counterparty [floating rate][fixed rate] payments. The swap transaction will have the effect, subject to performance by the swap counterparty of its obligations under the swap agreement, of converting the coupon otherwise applicable to the Securities into the effective coupon which the trust will distribute with respect to the Certificates.]

     [The swap agreement will document a cross-currency swap transaction between the trust and the swap counterparty under which the trust will pay to the swap counterparty the [fixed rate][floating rate] [foreign currency][dollar] coupon and principal payments received in respect of [specified] Securities, and will receive from the swap counterparty [floating rate][fixed rate] [dollar][foreign currency] payments. The transaction will have the effect, subject to performance by the swap counterparty of its obligations under the swap agreement, of converting the interest rate and currency otherwise applicable to payment of interest and principal under the Securities into the interest rate and currency in which the trust will make distributions with respect to the Certificates.]

     [The swap agreement will document a total rate of return swap transaction between the trust and the swap counterparty under which the trust [will pay to the swap counterparty coupon and principal payments received in respect of the Securities during the relevant period, and] will receive from the swap counterparty [interest] [principal] payments based on the increase in value of the -- during the relevant period or make payments to the swap counterparty based on the decrease in value of the -- during the relevant period. The trust will not be required to make payments under the total rate of return swap transaction if those payments would cause a loss of principal to the Certificates. The transaction will have the effect, subject to performance by the swap counterparty of its obligations under the swap agreement, of converting the return on the Securities to a return based on the performance of the -- that the trust will distribute on the Certificates.]

     [The swap agreement will document an option transaction between the trust and the swap counterparty under which the trust will [purchase a put option from] [grant a call option to] the swap counterparty with respect to the Securities or other trust property [, and the trust will make a payment to the swap counterparty of --] [, and the swap counterparty will make a payment to the trust of --]. [The call option will effectively reserve to the swap counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the Certificates or to effect a conversion of the Securities into the right to receive another security.] [The put option will entitle the trust to put to the swap counterparty the Securities at par, thereby protecting the trust from a decline in the market value of the Securities in circumstances where the Securities may be outstanding on the final scheduled distribution date with respect to the Certificates. The trust agreement will provide that the trust will automatically exercise the put option, unless otherwise instructed according to the swap agreement by the Certificateholders, if the market value of the Securities on the exercise date for the put option is less than the par value of the Securities.]

     [The swap agreement will document a credit swap transaction, under which the trust will receive payments from the swap counterparty of --% annually on payment dates which occur on each interest payment date for the Certificates. In exchange, the trust will agree to exchange the Securities for -- of -- (the "reference entity") if one or more defined "credit events" (as described below) occur with respect to --. Effectively, the credit swap transaction will expose the trust to the credit risks associated with holding the -- directly. You should therefore carefully review the following information regarding the terms of the --: --.]

     [Describe characteristics of any other type of swap transaction not described above. Specify, (1) if netting may be applied to more than one transaction, (2) any circumstances (other than those described under "Description of Trust Property -- Swap Agreements -- Modification and Amendment" in the accompanying Prospectus) under which the swap agreement may be amended,
(3) any arrangements for securing the obligations of the swap counterparty and
(4) any events of default not described under "Description of Trust
Property -- Swap Agreements -- Defaults" in the accompanying Prospectus.]

     The notional amount of the [interest rate] [currency] [total rate of return] [credit] swap transaction will be equivalent to [the principal amount of Securities held by the trust] [--]. Payment dates and payment accrual periods under the swap agreement will match the distribution dates and interest periods on the Certificates. The [floating rate] [index value] applicable to payments during each period under the swap agreement will be established by the calculation agent under the swap agreement on -- each payment date based on the value of [the [floating rate] as of the -- day prior to the first day of the Interest period] [the [index value] as of the -- day prior to the last day of the interest period]. The value of the [floating rate] [index value] will be determined by reference to -- or in the event such [floating rate] [index value] is unavailable by reference to quotations from market makers obtained by the calculation agent under the swap agreement.

     The principal economic terms of the swap transaction will be contained in a confirmation under the -- dated --. A current report on Form 8-K relating to the Certificates containing a copy of each executed confirmation under the swap agreement will be filed by the depositor with the SEC following the issuance and sale of the Certificates.

     Each confirmation will contain terms for the trust to make a cash payment to the swap counterparty in the event that it becomes illegal or impossible for the trust to --. Each confirmation will also provide for notice of the occurrence of specified credit events based on publicly available sources of information and for resolution by a third party of any dispute as to whether a credit event has occurred.

     As described in the accompanying Prospectus, early termination of the swap agreement in the case of a specified early termination event may result in the trust becoming liable for a swap termination payment, and the trust may be required to sell Securities in order to pay that swap termination payment. You should consider carefully the risk factors applicable to swap agreements described under "Risk Factors -- Risks Related to Swap Agreements" in the accompanying Prospectus. [Specify (1) any termination events not described under "Description of Trust Property -- Swap Agreements -- Termination Events" in the accompanying Prospectus, (2) any circumstances under which the occurrence of an event of default or termination event does not lead to a termination of the swap agreement and (3) if swap counterparty's claim on trust property will be pro-rated with claims of Certificateholders, as described under "Description of Trust Agreements -- Trust Wind-Up Events" in the accompanying Prospectus.]

     In the event that the swap counterparty ceases to be a reporting company under the Securities Exchange Act, [the trust will [terminate] [partially terminate], and the proceeds from the sale of the related Securities and other trust property will be distributed to the Certificateholders [subject to payment of any termination payment owed to the swap counterparty for the termination of the related swap transaction]] [specify any provisions for swap counterparty replacement]. See "Risk Factors -- Risks Related to Swap Agreements" in the accompanying Prospectus.

[GUARANTEE OF --

     -- will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the swap counterparty under the swap agreement. Pursuant to that guarantee, -- will agree to pay or cause to be paid all such amounts if (1) the swap counterparty fails to punctually pay any such amount and (2) the trustee demands -- in writing to pay such amount.]]


                          DESCRIPTION OF CERTIFICATES


     The Certificates will consist of -- class[es] of Certificates, designated as --. Each class is denominated in --. [The Class -- Certificates have in the aggregate an initial principal balance of $--.] [The Class -- Certificates do not have a principal balance but are entitled to distributions of interest based on a notional amount of --.] [The certificate principal balance of the Class -- Certificates amortizes, in accordance with the schedule described under "Amortizing Distributions" below.] [The trust will also issue Class -- Certificates, which are not being offered by this Prospectus Supplement. The Class -- Certificates will be transferred by the depositor to an affiliate on the closing date for this offering, and may be sold at any time by the depositor in accordance with the terms of the trust agreement.]

     [The Certificates [(other than the Class -- Certificates)] will be issued, maintained and transferred on the book-entry records of the Depositary Trust Company and its participants in minimum denominations of -- and multiples of -- in excess of --.] [The Class -- Certificates will be offered in registered, certificated form, in minimum percentage interests corresponding to the [initial notional amount] [initial principal balance], of -- and integral multiples of --. The trustee will maintain a register of the Certificateholders of record and distributions in respect of the Certificates will be made on each distribution date to holders of record on a record date occurring on the -- day prior to each distribution date.]


     Application has been made to list the Certificates on the --. Trading on the -- is expected to being within -- days after the completion of this offering.


     [Specify (1) any additional terms of the Certificates of a type specified under "Description of Certificates -- General" in the accompanying Prospectus,
(2) any particular right of a holder to receive individual definitive Certificates, (3) if individual definitive Certificates are issuable in unusual denominations, (4) any depositary arrangements different from those described under "Description of Certificates -- Form--Global Certificates" in the accompanying Prospectus and (5) any arrangements to make distributions to Certificateholders by check or against presentation of the relevant Certificates.]

                             INTEREST DISTRIBUTIONS

     Distribution dates for the Certificates will occur on [the payment dates under the Securities falling on] [the payment dates under the swap agreement falling on] each --. Exact distribution dates are subject to the provisions of the trust agreement and [the Securities] [the swap agreement] as to shifting of payment dates where distribution dates would otherwise fall on a date which is not a business day. Specifically, if a distribution date would otherwise fall on a day which is not a business day, the payment will instead be made on the next following business day. For purposes of the Certificates [and the swap agreement], "business days" will include --.

     The interest rate applicable to the Certificates is a [fixed rate of --% annually][variable rate]. Each -- period from (and including) a distribution date to (but excluding) the following distribution date will be an interest period. The trust will pass through to the Certificateholders the interest that it receives on the Securities. [Distributions of interest for a given -- period will be based on the value of -- as determined [on the first day] [on the last day] [other basis of determination] of that -- period by the calculation agent under the swap agreement. The trust will pass through interest at this rate to the holders of the Certificates based on payments to the trust by the swap counterparty under the swap agreement.] [The Certificates will accrue interest for each interest period based on the value of -- [determined as of the -- day prior to the first day] [determined on the -- day prior to the last day] of that interest period by the calculation agent under the swap agreement.]

                            PRINCIPAL DISTRIBUTIONS

     Principal will be distributed on the final scheduled distribution date occurring on -- [or as the trust receives distributions of principal on the Securities it holds]. The trust will also pass through to the Certificateholders payments of principal received on the Securities due to any early amortization or partial redemption of the Securities. Distributions of principal on the Class -- Certificates may be less than the full principal amount of the Certificates [depending on the value of --] [if the trust is required to make a termination payment [or payment under the credit swap transaction] under the swap agreement].

                           [AMORTIZING DISTRIBUTIONS

     On each distribution date, commencing on -- and ending on the final scheduled distribution date, the holders of the Class -- Certificates will receive a distribution equal to any interest payment received on the Securities, minus fees and expense reimbursements paid to the trustee. The amount distributed will be --% of the principal amount of the Securities held by the trust. The amount will be allocated between payment of interest on the outstanding principal balance of the Class -- Certificates at an interest rate of --% annually and a partial return of principal on the Class -- Certificates in accordance with the amortization schedule below. The principal balance of the Class -- Certificates will be decreased on each distribution date by the amount allocated to return of principal on the Class -- Certificates on that date.

                             AMORTIZATION SCHEDULE
                                       --

     Although distributions on the Class -- Certificates are labeled as principal and interest, the Class -- Certificates generally will not be entitled to any allocation of any principal payments received on the Securities and will be paid solely from interest payments on the Securities.

     Except in the case of an early termination of the trust, no cash distributions will be made on the Class -- Certificates until the Class -- Certificate principal balance has been reduced to zero. On the final scheduled distribution date, the holders of Class -- Certificates will be entitled to a distribution of the proceeds from the sale of all of the Securities and other trust property held by the trust as of such date.

     If a default occurs under the Security Issuance Agreement under which the Securities were issued or the Securities are redeemed early, the trust will terminate and the proceeds of sale or redemption will be divided between Class -- Certificates [and Class -- Certificates]. The percentage shares of the Securities received by the Class -- [and Class --] Certificates will vary, as specified in the above amortization schedule, based on the outstanding principal balance of the Class -- Certificates on the date on which the trust terminates. The Class -- Certificates will receive a percentage amount of the sale or redemption proceeds equal to the ratio between the principal balance of the Class -- Certificates on the date of termination and the principal amount of the Securities. If the date of termination is not a distribution date, the principal balance of the Class -- Certificates will be determined by the calculation agent by linear interpolation between the principal balance of the Class -- Certificates principal balance on the distribution date immediately preceding and immediately succeeding such date. The Class -- Certificates will receive the remaining portion of the sale or redemption proceeds.]

                                  [CALL RIGHTS

     The Certificates are callable. -- has the right to purchase all or a portion of the Certificates at a price of --%. Such right must be exercised with respect to a minimum principal balance of -- and integral multiples of -- [within --]. Each Certificateholder will be entitled to receive a distribution of a ratable share of the price paid in connection with an exercise of the call option.]

                               [OPTIONAL EXCHANGE

     The Certificates are exchangeable [by their holders] [by the depositor]. [A holder] [The depositor and its affiliates, but not any other holder of the Certificates] may exchange Certificates for a ratable portion of the trust property, if the following conditions are satisfied: (1) the exchanging holder tenders to the trustee Certificates of each class, (2) the exchange is made with respect to a minimum principal balance or notional amount of -- or an integral multiple of --, (3) the exchange may only be affected on --, (4) an exchanging holder is required to [obtain the consent of the swap counterparty to the exchange and] tender to the swap counterparty a termination payment in respect of termination of any portion of the swap agreement corresponding to the portion of the Securities to be distributed to that holder by the trustee, and (5) --.] Notwithstanding the preceding paragraphs, any right of exchange would not be inconsistent with the depositor's and the trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940.

                                 [VOTING RIGHTS

     [At all times,] [Subject to the immediately following paragraph,] --% of all voting rights related to the Certificates are allocated among the holders of the Class ( Certificates [and the Class -- Certificates] in proportion to the outstanding principal balances [or notional amounts, if applicable,] of Certificates held by them and --% of all voting rights related to the Certificates are allocated among the holders of the Class -- Certificates in proportion to the outstanding principal balances [or notional amounts, if applicable,] [specify whether and under what circumstances voting will be class by class].

     [Specify conditions, if any, under which allocation of voting rights would change from the foregoing percentages.]]


     [Specify any applicable maturity and yield considerations other than those described under "Description of Trust Property -- Maturity and Yield Considerations" in the accompanying Prospectus.]]


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     [The following is sample language describing certain tax consequences of holding Certificates with particular characteristics. It will need to be reviewed in connection with each offering, and may need to be revised substantially or replaced in its entirety with different language if the Certificates offered have different characteristics.]

     [This section describes the material U.S. federal income tax consequences of owning the Certificates. It is the opinion of Sullivan & Cromwell, special tax counsel to the depositor. It applies to you only if you acquire Certificates in the offering and hold those Certificates as capital assets for tax purposes. This section does not apply to you if you are a member of a class that is subject to special rules, such as:

     - dealers in securities or currencies,

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

     - banks,

     - life insurance companies,

     - tax-exempt organizations,

     - persons that own Certificates that are a hedge or that are hedged against interest rate risks,

     - persons that own Certificates as part of a straddle or conversion transaction for tax purposes, or

     - persons whose functional currency for tax purposes is not the U.S.
       dollar.

     This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE CERTIFICATES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

                           TAX TREATMENT OF THE TRUST

     In the opinion of [Sullivan & Cromwell], special tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association or a publicly tradeable partnership that would be taxable as a corporation for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax, and you will be treated for U.S. federal income tax purposes as if you owned directly the portion of the Securities, and paid directly the portion of the trust's expenses, that are allocable to the Certificates you hold.

U.S. HOLDERS

     This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of Certificates and you are:

     - a citizen or resident of the United States,

     - a domestic corporation,

     - an estate whose income is subject to U.S. federal income tax regardless of its source, or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

     This section applies to you only if you are a U.S. holder. If you are not a U.S. holder you should refer to "-- U.S. Alien Holders" below.


     Your purchase of a Certificate is treated for U.S. federal income tax purposes as the purchase of an undivided interest in your allocable share of the Securities held by the trust, together with the grant of a call option with respect to that Certificate. The amount you are treated as having paid for your allocable share of the Securities held by the trust is equal to the fair market value of that allocable share (the "Securities Purchase Price") and any excess of the Securities Purchase Price over the amount actually paid by you for your Certificate is treated as the deemed option premium paid to you by the holder of the call option for its purchase from you of the call option with respect to the Certificate. Because the call option with respect to the Certificate is substantially "out of the money", the trust intends to take the position for information reporting purposes that the call rights with respect to the Certificates are worthless and that the Securities Purchase Price is therefore equal to your purchase price for your Certificate. If, however, contrary to the position taken by the trust, amounts are allocated to the call rights (in which case the Securities Purchase Price would be in excess of the amount paid by you for your Certificate), you would likely include less interest in income with respect to your Certificate than described below because you would have more premium or less discount with respect to your allocable share of the Securities. See the discussion below under "-- Market Discount" and "-- Amortizable Bond Premium". Furthermore, in that case you would include the deemed premium paid for the call option in income as short term capital gain upon the maturity of your Certificate if the call option is not exercised or, if the call option is exercised, you would increase the amount received by you (and thus increase the gain or decrease the loss recognized by you) upon the sale of your Certificate by the amount of the deemed premium with respect to the option. The remainder of this discussion assumes that the Securities Purchase Price is equal to your purchase price for your Certificate. Potential purchasers of Certificates are urged to consult their tax advisors regarding the foregoing.


PAYMENTS OF INTEREST


     Each Certificate represents an undivided ratable interest in the Securities. You will be taxed on your ratable portion of interest on the Securities as ordinary income at the time interest is received by the trust or when it accrues, depending on your method of accounting for tax purposes.



MARKET DISCOUNT



     You will be treated as if you purchased your interest in the Securities allocable to your Certificate at a market discount, and the Securities will be market discount Securities if:



     - the purchase price allocable to your interest in the Securities is less than your portion of the stated redemption price at maturity of the Securities representing your interest in the Securities, and


     - the difference described in the preceding paragraph is equal to or greater than .25% of the portion of the stated redemption price at maturity of the Securities representing your interest in the Securities multiplied by the number of complete years to the Securities' maturity.

     If the portion of the stated redemption price at maturity of the Securities representing your interest in the Securities exceeds the purchase price allocable to that interest in the Securities by less than .25% multiplied by the number of complete years to the Securities' maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

     You must treat any gain you recognize on the maturity or disposition of your Certificates with respect to market discount Securities as ordinary income to the extent of the portion of accrued market discount on the Securities representing your interest in the Securities. Alternatively, you may elect to include your portion of market discount in income currently over the life of the market discount Securities. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own an interest in a market discount Security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your interest in market discount Securities in an amount not exceeding your portion of accrued market discount on the market discount Securities until the maturity or disposition of your Certificates or the market discount Securities allocable to your Certificates.

     You will accrue your portion of the market discount on any market discount Securities allocable to your Certificates on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the Securities allocable to your Certificates with respect to which the election is made and you may not revoke it.

AMORTIZABLE BOND PREMIUM


     If the portion of the purchase price of your Certificates that is allocable to the undivided ratable interest in the Securities exceeds your portion of the principal amount of your interest in the Securities, you may elect to treat the excess as amortizable bond premium. If you make this election, you will amortize the bond premium with respect to each such Security on a constant yield basis over the term of the Security and you will thus reduce the interest income you would otherwise be required to include in income with respect to the Security in each taxable year by the amount of bond premium with respect to the Security amortized in that year. If you make an election to amortize bond premium, it will apply to all your interests in debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you acquire subsequently, and you may not revoke it without the consent of the Internal Revenue Service.



DEDUCTIBILITY OF TRUST FEES AND EXPENSES



     You are entitled to deduct, consistent with your method of accounting, your ratable share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the trust. If you are an individual, estate or trust, the deduction for your ratable share of these fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.


PURCHASE, SALE AND RETIREMENT OF THE CERTIFICATES

     Your tax basis in your Certificates will generally be the U.S. dollar cost, as defined below, of your Certificates, adjusted by:


     - adding any market discount or de minimis market discount previously included in income with respect to the Securities allocable to your Certificates, and then



     - subtracting any amortizable bond premium applied to reduce interest income with respect to the Securities allocable to your Certificates.


     You will generally recognize gain or loss on the sale or retirement of your Certificates equal to the difference between the amount you realize on the sale or retirement and your tax basis in your Certificates.


     The gain or loss you recognize will be capital gain or loss, except to the extent described above under "-- Market Discount" or attributable to accrued but unpaid interest. Capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.



     However, because each Certificate represents ownership of the Securities allocable to the Certificate and the grant of a call right with respect to the Certificate, a Certificate may constitute a "straddle" for U.S. federal income tax purposes. If this were the case, any gain realized on the sale or exchange of a Certificate would be short-term capital gain or loss regardless of how long you have held your Certificate at the time of its sale or exchange. You are urged to consult your tax advisors as to the possibility that the straddle rules may apply to your ownership of a Certificate.


                               U.S. ALIEN HOLDERS

     This subsection describes the tax consequences to a U.S. alien holder. You are a U.S. alien holder if you are the beneficial owner of Certificates and are, for U.S. federal income tax purposes:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from Certificates.

     If you are a U.S. holder, this section does not apply to you.

     Under U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder of Certificates:

     - the trust and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of principal, premium, if any, and interest to you if, in the case of payments of interest with respect to Securities allocable to your Certificates:


     - you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of issuers of Securities allocable to your Certificates,



     - you are not a controlled foreign corporation that is related to issuers of Securities through stock ownership, and



     - the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and:



     - you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person,



     - in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-U.S. person,



     - the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:



     - a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),



     - a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or



    - a U.S. branch of a non-U.S. bank or of a non-United States insurance company,


    and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),


     - the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,



     - certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and



     - to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or



     - the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations; and



     - no deduction for any U.S. federal withholding tax will be made from any gain that you realize on the sale or exchange of your Certificates.

     Further, Certificates held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for U.S. federal estate tax purposes if:

     - the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer of Securities entitled to vote at the time of death, and

     - the income on the Certificate would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, if you are a noncorporate U.S. holder, the trust and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and any interest on your Certificates. In addition, the trust and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your Certificates before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     In general, if you are a U.S. alien holder, payments of principal, premium or interest, made by the trust or other payors to you will not be subject to backup withholding and information reporting, provided the certification requirements described above under "-- United States Alien Holders" are satisfied or you otherwise establish an exemption. However, the trust and other payors are required to report payments of interest on your Certificates on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

     In addition, payment of the proceeds from the sale of Certificates effected at a U.S. office of a broker will not be subject to backup withholding and information reporting, provided:

     - the broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the broker:

     - an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person, or

     - other documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

     If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-U.S. person, payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a U.S. person.

     In general, payment of the proceeds from the sale of Certificates effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of Certificates effected at a U.S. office of a broker) are met or you otherwise establish an exemption.

     In addition, payment of the proceeds from the sale of Certificates effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a U.S. person,

     - a controlled foreign corporation for U.S. tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

     - a foreign partnership, if at any time during its tax year:


     - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or



     - such foreign partnership is engaged in the conduct of a U.S. trade or business,


unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of Certificates effected at a U.S. office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.]

                              ERISA CONSIDERATIONS

     [The Certificates are book-entry certificates and interests in the Certificates may not be transferred to any person unless that person is not a plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 4975 of the Internal Revenue Code, is not a government or other plan subject to substantially similar restrictions, and is not acquiring the Certificates with the assets of any such plan. The trust agreement provides that any purported transfer in violation of this restriction will be void. Each person who acquires any book-entry certificate, and each fiduciary which causes any such person to acquire a book-entry certificate, in its individual as well as its fiduciary capacity, will be deemed to have represented by acquiring that book-entry certificate that it is not a plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Internal Revenue Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such plan to purchase the book-entry certificates. THE TRUST AGREEMENT PROVIDES THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FORM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE.]

     [The "alternative ERISA restrictions" are applicable to the Certificates, and Certificates will be issued only as definitive certificates in registered form and only after the execution and delivery of a definitive purchase agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a "benefit plan investor" (within the meaning of the Plan Asset Regulations) or is acquiring the Certificates with assets of a "benefit plan investor." A definitive purchase agreement will similarly be required to be obtained from any proposed transferee of a Certificate to which the "alternative ERISA restrictions" apply. As described in the accompanying Prospectus, no such purchase or proposed transfer will be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after that purchase or proposed transfer. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Certificates subject to the alternative ERISA restrictions, neither they nor their affiliates will acquire any Certificates of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."]

     [The "deemed representations" are applicable to the Certificates. Certificates will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of plan fiduciary making the decision to acquire a Certificate and the circumstances under which that decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (PTCE) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to transactions involving insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. EACH PURCHASER OF CERTIFICATES WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (1) IT IS NOT AN ERISA PLAN OR OTHER PLAN, A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY ERISA PLAN OR OTHER PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE INTERNAL REVENUE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENTS PROVIDES THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS

     THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FORM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE.]

                              [BEARER CERTIFICATES

     The [Class --] Certificates will be issued in bearer form. In compliance with U.S. federal income tax laws and regulations, the depositor and any underwriter, agent or dealer participating in the offering of the bearer Certificates will agree that, in connection with the original issuance of the bearer Certificates and during the period ending 40 days after that issuance, they will not offer, sell or deliver the bearer Certificates, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations. The [Class --] Certificates will bear a legend to the following effect: "Any U.S. Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations specified in sections 165(j) and 1287(a) of the Internal Revenue Code."

     Pending the availability of a permanent global Certificate or definitive bearer Certificates, as applicable, the [Class --] Certificates will initially be represented by a single temporary global Certificate, without interest coupons, to be deposited with a common depositary in London for Euroclear and Clearstream for credit to the accounts designated by or on behalf of the purchasers of those Certificates. Following the availability of a permanent global Certificate in bearer form, without coupons attached, or definitive bearer Certificates, the temporary global Certificate will be exchangeable for interests in a permanent global Certificate or for the definitive bearer Certificates, as applicable, only after receipt of a certificate of non-U.S. beneficial ownership, as described in the accompanying Prospectus. Interest on a temporary global Certificate will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary global security held by it, but only after receipt as of the relevant distribution date of a certificate of non-U.S. beneficial ownership.]

                                  UNDERWRITING

     The depositor and the underwriter[s] for the offering (the
"Underwriter[s]") named below have entered into an underwriting agreement and a pricing agreement with respect to the Certificates. Subject to certain conditions, [each] [the] Underwriter has [severally] agreed to purchase the principal amount of Certificates indicated in the following table.

                                                              PRINCIPAL AMOUNT
UNDERWRITER[S]                                                OF CERTIFICATES
--------------                                                ----------------
Goldman, Sachs & Co.........................................
                                                                  --------
          Total.............................................
                                                                  ========

     Certificates sold by the Underwriter[s] to the public will initially be offered at the initial public offering price set forth on the cover of this Prospectus Supplement. Any Certificates sold by the Underwriter[s] to securities dealers may be sold at a discount from the initial public offering price of up to --% of the principal amount of the Certificates. Any such securities dealers may resell any Certificates purchased from the Underwriter[s] to certain other brokers or dealers at a discount from the initial public offering price of up to --% of the principal amount of the Certificates. If all the Certificates are not sold at the initial offering price, the Underwriter[s] may change the offering price and the other selling terms.

     The Certificates are a new issue of securities with no established trading market. The depositor has been advised by the Underwriter[s] that the Underwriter[s] intend[s] to make a market in the Certificates but [is] [are] not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

     In connection with the offering, the Underwriter[s] may purchase and sell Certificates [or the related Securities] [to be discussed] in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriter[s] of a greater principal amount of Certificates than [it is] [they are] required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.

     [The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriter[s] have repurchased Certificates sold by or for the account of such underwriter in stabilizing or short covering transactions.]

     These activities by the Underwriter[s] may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriter[s] at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $--.

     The depositor has agreed to indemnify the [several] Underwriter[s] against certain liabilities, including liabilities under the Securities Act.

                                    RATINGS

     It is a condition to the issuance of the Certificates that the Certificates be rated not lower than -- by [Standard & Poor's Ratings Group] [Moody's Investors Service, Inc.]. The ratings address the likelihood of the receipt by the Certificateholders of payments required under the trust agreement, and are based primarily on [the credit quality of the Securities and other trust property] [, as well as the swap counterparty and -- as guarantor of the swap counterparty] [and providers of credit support][, and on the relative priorities of the Certificateholders of each class of the Certificates with respect to collections and losses with respect to the trust property]. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust property, the corresponding effect on yield to investors, or whether investors in the Class -- Certificates may fail to recover fully their initial investment.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

     The depositor has not requested a rating on the Certificates by any rating agency other than the rating [agency] [agencies] identified above. There can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the rating [agency] [agencies] identified above.

                            VALIDITY OF CERTIFICATES

     Certain legal matters relating to the validity of the Certificates offered by this prospectus supplement and the accompanying prospectus will be passed upon for the depositor and the trust by [Sullivan & Cromwell, New York, New York].

                                  $500,000,000
                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
                                   DEPOSITOR

  Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trusts Certificates
                               Issuable in Series
                            ------------------------


     The Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Certificates (referred to as "Certificates") described in this Prospectus will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Certificates of each series and class will be offered on terms to be determined at the time of sale as described in the applicable Prospectus Supplement. Each series and class of Certificates may be issued in fully registered form without interest coupons (referred to as "registered Certificates") or in bearer form with or without coupons attached (referred to as "bearer Certificates"), as one or more global securities in registered or bearer form (referred to as "global Certificates") or as individual registered or bearer securities in definitive form with or without coupons (referred to as "definitive Certificates").



     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in one or more debt, asset-backed or other fixed income securities or loans (referred to as the "Securities"), together with, if specified in the applicable Prospectus Supplement, rights under swap or other derivative agreements or other assets. All such Securities and other assets, together with any credit support, are referred to as the "trust property". If specified in the applicable Prospectus Supplement, the trust property for a particular series of Certificates may also include, or the holders of those Certificates may have the benefit of, a combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Certificates (referred to as "credit support").



     The trust property with respect to a particular series of Certificates will be deposited in a trust formed pursuant to a trust agreement to be entered into between Credit and Asset Repackaging Vehicle Corporation, as depositor, and the trustee specified in the applicable Prospectus Supplement. Each class of Certificates of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this Prospectus or the applicable Prospectus Supplement.



     Certificates represent interests in the related trust only and do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Goldman, Sachs & Co. (called "Goldman Sachs"), the trustee or any of their affiliates. The Certificates do not represent direct obligations of any issuer of Securities deposited into the related trust (referred to as a "Security Issuer") or of its affiliates.

                            ------------------------


     See "Risk Factors" beginning on page 3 of this Prospectus to read about factors you should consider before buying Certificates.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                              GOLDMAN, SACHS & CO.

                            ------------------------

                        Prospectus dated August 9, 2001

                             PROSPECTUS SUPPLEMENTS

     A Prospectus Supplement which describes the matters identified below will be provided with this Prospectus. This Prospectus provides information regarding terms generally applicable to Certificates, and must be read in conjunction with the applicable Prospectus Supplement, which describes the specific terms applicable to the Certificates to which it relates and may modify any of the terms described in this Prospectus. The specific terms described in the applicable Prospectus Supplement qualify any related general discussion in this Prospectus.

     Each Prospectus Supplement will describe, among other things, the following with respect to the series of Certificates to which it relates:

     - the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount),

     - the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Certificates, if other than U.S. dollars,

     - the interest rate on the Certificates or the method for calculating that interest rate,

     - the terms of one or more swap or other derivative transactions to be entered into by the related trust,

     - the number of classes of that series and, with respect to each class, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based on one or more swap or other derivative transactions,

     - the time and place of distribution of any interest, premium or principal,

     - the original date of issue and the scheduled final distribution date for the Certificates,

     - if the Certificates are offered at a fixed price, that price,

     - certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,

     - the relative rights and priorities of each class within that series (including the method for allocating collections from the trust property to the Certificateholders of each class and the relative ranking of the claims of the Certificateholders of each class to that trust property),

     - the identity of any entity or entities identified in the applicable Prospectus Supplement as entering into one or more swap or other derivative transactions with the trust (referred to as "swap counterparties"),

     - a description of specific provisions of any related swap agreement to the extent not described under "Description of Trust Property -- Swap Agreements" in this Prospectus or inconsistent with that description,

     - if a swap counterparty is not an affiliate of Goldman Sachs, a description of any guarantee or other type of support of the obligations of that counterparty under the related swap agreement,

     - any call rights exercisable by the depositor or any third party, or any other mandatory or optional exchange or redemption terms, and

     - any other relevant terms of the Certificates not described in this Prospectus. See "Description of Certificates -- General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                                  RISK FACTORS


     The following is a discussion of the material risks generally associated with an investment in Certificates. The applicable Prospectus Supplement may contain additional information regarding special considerations applicable to the Certificates to which it relates.


                                LIMITED RECOURSE

EACH TRUST WILL BE A SPECIAL PURPOSE ENTITY AND WILL HAVE NO ASSETS OTHER THAN THOSE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

     Each trust will be formed solely for the purpose of issuing Certificates evidencing beneficial interests in its assets, and will have no assets other than the Securities and any other assets transferred to it by the depositor or otherwise acquired by the trust. If those assets are insufficient to make distributions of interest, premium (if any) and principal on Certificates, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of Certificates may lose a part or all of the value of their initial investment.

THERE IS NO RECOURSE TO THE DEPOSITOR, GOLDMAN SACHS OR OTHERS FOR PAYMENTS ON CERTIFICATES.

     Certificates are obligations only of the applicable trust. Certificates do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Goldman Sachs, the trustee or any of their affiliates, except to the limited extent described in this Prospectus or the applicable Prospectus Supplement. None of the depositor, Goldman Sachs, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on Certificates in the event that the applicable trust property is insufficient to provide for distributions and holders of Certificates will have no recourse against any of them or their assets in respect of payments not made on Certificates.

                               LIMITED LIQUIDITY

AN INVESTMENT IN CERTIFICATES IS NOT LIQUID AND THERE IS LIMITED POTENTIAL FOR RESALE.

     There will be no market for any series of Certificates prior to the issuance of those Certificates. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of those Certificates. Goldman Sachs is not obligated to make a market for any Certificates, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of Certificates or the price obtainable in the case of a resale.

                            PRIORITY OF OTHER CLAIMS

CLAIMS OF THE TRUSTEE AND A SWAP COUNTERPARTY MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES.


     No final distribution will be made to Certificateholders of a particular trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments" and (2) any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "Description of Trust Agreements -- Trustee Compensation". Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Certificateholders.

                            DEPENDENCE ON SECURITIES

THE ABILITY OF A TRUST TO MAKE PAYMENTS UNDER ITS CERTIFICATES DEPENDS ON THE RECEIPT OF PAYMENTS FROM THE RELATED SECURITY ISSUER, CREDIT SUPPORT PROVIDER, SWAP COUNTERPARTY OR SWAP GUARANTOR.

     Since the assets of each trust will be limited to the Securities and any other assets transferred to the trust, a trust will be able to distribute interest, premium (if any) and principal on the Certificates issued by it only to the extent that it receives the corresponding amounts from the related Security Issuer, credit support provider, swap counterparty or guarantor. The Security Issuer, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the Securities, and in turn, on the Certificates. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the Securities and the Certificates. In deciding whether to purchase or sell Certificates, an investor should therefore obtain and evaluate information concerning the relevant Security Issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The trust, the trustee, the depositor, Goldman Sachs and their affiliates have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that Goldman Sachs or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Therefore, neither the issuance and sale of any series of Certificates nor the inclusion of information regarding a particular Security Issuer, credit support provider, swap counterparty or guarantor in the applicable Prospectus Supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person.

EARLY PAYMENTS ON SECURITIES MAY LEAVE YOU UNABLE TO REINVEST IN COMPARABLE INVESTMENTS.

     The timing of distributions of interest, premium (if any) and principal of Certificates will be affected by any early redemption, amortization or prepayment of the related Securities and by any exchange of the related Securities pursuant to a tender offer or otherwise. Early payment or amortization may adversely affect an investor by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Certificates is not possible.

EXTENSION OF MATURITY OF SECURITIES MAY CAUSE ILLIQUIDITY AND LOSS OF MORE FAVORABLE INVESTMENT OPPORTUNITIES.

     The timing of distributions of interest, premium (if any) and principal of Certificates will also be affected by any extension of maturity of the related Securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

THE TRUSTEE WILL NOT ACTIVELY MANAGE THE TRUST.

     The trustee with respect to any series of Certificates will hold the trust property for the benefit of the related Certificateholders. Each trust will generally hold the trust property to maturity and not dispose of it, regardless of any adverse events, financial or otherwise, which may affect any related Security Issuer or the value of the trust property. Restrictions on the trustee's powers and obligations may mean that the trust will not take actions with respect to Securities held by it -- in particular, to sell or enforce remedies under any of those Securities -- that an investor might take if it held those Securities directly.

                        RISKS RELATED TO SWAP AGREEMENTS

GENERAL

     A swap agreement entered into by a trust may alter the amounts, timing or currency of distributions of principal or interest on the related Certificates from those that a holder would be entitled to receive from the related Securities directly. A swap agreement is not a guarantee of the related Securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the Securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guarantee, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment or exchange or extension, of maturity, of the related Securities. To the extent that the aggregate principal amount of the related Securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

CHANGES IN THE VALUE OF A SWAP TRANSACTION MAY CAUSE LOSSES IF THAT SWAP TRANSACTION TERMINATES EARLY.

     In the case of an early termination of a swap agreement or one or more transactions under such an agreement, a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the trust or its swap counterparty to enter into a transaction having economic terms similar to that of the terminated transaction or (2) the losses suffered by the trust or its swap counterparty as a result of the termination of the swap agreement or the relevant transaction or transactions. The swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Certificateholders may be substantial in relation to the total value of the related Securities if interest rates, currency rates or swap spreads have changed significantly since the closing date for the offering of the applicable Certificates.

THE PRICE OBTAINED BY LIQUIDATING TRUST PROPERTY TO MAKE A SWAP TERMINATION PAYMENT MAY BE UNFAVORABLE.

     In the case of an early termination of a swap agreement or one or more transactions under such an agreement, the applicable trust will terminate, unless one or more other transactions under the swap agreement are not affected by the related termination event. If the trust is liable for a swap termination payment, Securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable Prospectus Supplement designates a different selling agent, the selling agent may be Goldman Sachs or one of its affiliates (including the swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion. The selling agent will be permitted to sell Securities and other trust property to affiliates of the selling agent. While Certificateholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the Securities and other trust property, it is possible that Securities may be sold by the selling agent in the time necessary for Certificateholders to be notified of and exercise the foregoing right. Certificateholders could be materially adversely affected if the related trust is required to sell Securities in order to make a swap termination payment at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason.

EARLY SWAP TERMINATION MAY LEAVE A TRUST WITH SECURITIES THAT HAVE UNFAVORABLE INVESTMENT CHARACTERISTICS.

     During its term, a swap agreement may enable a trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Certificates. In the case of an early termination of a swap agreement, after giving effect to any sales of the related Securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining Securities or other trust property and any swap termination payment received by the related trust will be distributed ratably to the applicable Certificateholders. That distribution will constitute full satisfaction of each Certificateholder's fractional undivided interest in the related trust. After any such distribution of Securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those Securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Certificates.

CERTAIN EVENTS MAY REQUIRE THAT A TRUST BE WOUND UP EARLY ON TERMS THAT MAY RESULT IN LOSSES TO CERTIFICATEHOLDERS.

     A trust may terminate prior to the final scheduled distribution on the Certificates issued by it if specified wind-up events occur. In the case of any such event, any swap agreement to which the trust is a party, including each transaction under that agreement, will terminate, and the trust may be required to sell trust property to make any swap termination payment. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Certificateholders.

A SWAP COUNTERPARTY MAY HAVE DISCRETION TO CALCULATE THE PAYMENT OBLIGATIONS TO OR OF THE RELATED TRUST.

     A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee, with respect to calculations or determinations under the swap agreement. A swap calculation agent will only be obligated to carry out its duties and functions as swap calculation agent in good faith and will not necessarily be acting in the interests of Certificateholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes.

THE SWAP COUNTERPARTY MAY BE RESPONSIBLE FOR LIQUIDATING A TRUST'S ASSETS TO PAY THE SWAP COUNTERPARTY'S OWN CLAIMS.

     A swap counterparty (which may be an affiliate of Goldman Sachs), Goldman Sachs or one of its other affiliates may act as selling agent, and as such have the right to sell Securities on such terms as it may determine it its sole discretion if any such sale is required to enable the trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, there may be conflicts of interest between that swap counterparty and the related Certificateholders with respect to the liquidation of Securities. Moreover, a selling agent will be permitted to sell Securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Certificateholders, nor will a selling agent have any liability to the applicable trust in the absence of bad faith or willful misconduct.

SECURITIES MAY BE SOLD WHEN THEIR MARKET VALUE IS DIMINISHED.



     Unless Securities are redeemed by the Security Issuer, if a trust wind-up event occurs, the selling agent will sell, on behalf of the trust, any such Securities held by the trust. Those sales may occur when the Security Issuer is in default (either with respect to the Securities or with respect to any other obligation) or the market value of the Securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Certificateholders incurring losses that would not be incurred if the holders received a distribution of the Securities in kind.



                             AVAILABLE INFORMATION



     Each trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act, and in accordance with those requirements, the depositor will file on behalf of each trust certain reports and other information with the Securities and Exchange Commission (SEC). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically. The depositor does not intend to send any financial reports to Certificateholders.



     If the Prospectus Supplement for the Certificates of a given series specifies that those Certificates are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.



     The depositor has filed with the SEC a Registration Statement relating to the Certificates on Form S-3 under the Securities Act. This Prospectus does not contain all the information contained in the Registration Statement. For further information, please refer to the Registration Statement.



                         REPORTS TO CERTIFICATEHOLDERS



     On each distribution date (or on any other dates specified in the applicable Prospectus Supplement), unaudited reports containing information concerning each trust will be prepared by the trustee and sent to registered Certificateholders of that trust. Where Certificates are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Certificates. See "Description of Certificates -- Form" and "Description of Trust Agreements -- Reports to Certificateholders, Notices." Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.


                         IMPORTANT CURRENCY INFORMATION

     Unless the applicable Prospectus Supplement provides for the payment by purchasers of Certificates in a currency other than the specified currency for those Certificates, purchasers will be required to pay for those Certificates in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Certificates with a specified currency other than U.S. dollars, Goldman Sachs or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Certificates. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

                                USE OF PROCEEDS


     The net proceeds to be received from the sale of each series or class of Certificates will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable Prospectus Supplement, arranging for credit support. Any remaining net proceeds are expected to be distributed to the depositor's shareholder, to be used for general corporate purposes.


                                 THE DEPOSITOR

     The depositor was incorporated in the State of Delaware on June 21, 2001, as an indirect, wholly-owned, limited-purpose subsidiary of Goldman Sachs. The address of the depositor is 85 Broad Street, New York, New York 10004,
Attention: Secretary. The certificate of incorporation of the depositor provides generally that the business to be conducted by the depositor is limited to acquiring, holding and disposing of Securities, arranging for credit support, acting as depositor of trusts in connection with series of Certificates, registering Certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Securities Exchange Act, holding and transferring interests in the Certificates and retained interests in trust property, and engaging in other related activities and transactions. The depositor is required at all times to have at least one director which is not affiliated with Goldman Sachs.

                                   THE TRUSTS

     The Certificates of any series will be issued by a trust. Each trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related Securities and other trust property to the trustee for the benefit of Certificateholders and deposit those Securities in the trust and (2) the trustee will enter into any swap agreement and accept any related guarantee. The trustee, on behalf of the trust, will accept the Securities and other trust property and deliver the related Certificates to or in accordance with the order of the depositor. The depositor's transfer of the Securities to the trustee will be without recourse.

     The trust property of each trust will consist of:

     - the related Securities and all payments on or collections in respect of those Securities due after a specified cut-off date,

     - all the trust's right, title and interest in any related credit support,

     - all the trust's right, title and interest under any swap agreement and any related guarantee,

     - all funds from time to time deposited in specified segregated accounts held by the trustee in trust, and

     - any other asset described in the applicable Prospectus Supplement as constituting a part of the trust property,


all as more fully described in this Prospectus or the applicable Prospectus Supplement, and exclusive of any interest retained by the depositor or a third party in the Securities, the swap agreement or other assets constituting trust property. The Certificates to be issued by a trust will represent fractional undivided interests in the related trust property. Claims of Certificateholders on the related trust property will be subject to (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the claims of Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments", and (2) any extraordinary trust expenses to be borne by the trust (if agreed by all Certificateholders), as described under "Description of Trust Agreements -- Trustee Compensation".


     The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Certificates that are specified in that trust agreement. The trustee will receive customary fees as compensation and in payment of all its regular and ordinary expenses, which will be paid by the depositor or another entity (but not by the trust). Unless the Prospectus Supplement specifies terms for the payment of trustee fees from the trust property, the trustee will not have any claim to or lien on the related trust or any of its property in order to secure payment of its fees. See "Description of Trust Agreements -- Trustee Compensation".

                        DESCRIPTION OF TRUST AGREEMENTS

                                    GENERAL


     Each trust agreement will be entered into by the depositor and the trustee, and will include the "Standard Terms for Trust Agreements" filed as an exhibit to the Registration Statement, as they may be amended from time to time. The trust agreement for each series of Certificates will also contain specific terms of the related trust, depending on the terms of the Certificates to be issued by that trust, the related Securities and any swap agreement. The following summary is subject to the detailed provisions of the "Standard Terms for Trust Agreements" and the specific provisions of the applicable trust agreement. Specific provisions of each Trust Agreement, to the extent that they differ materially from the summary below, will be described in the applicable Prospectus Supplement.


                           COLLECTIONS ON SECURITIES

     With respect to each series of Certificates, the trustee will make reasonable efforts to collect all scheduled payments on the related Securities and other trust property. However, except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.

            CERTAIN MATTERS REGARDING THE TRUSTEE AND THE DEPOSITOR

     Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related trust or its Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the forgoing persons will be protected against any loss, liability or expense resulting from willful misconduct, bad faith or gross negligence in the performance of the trustee's duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Certificateholders.


     The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a custodian or other administrative agent. Any particular provisions with respect to entities acting as a custodian or administrative agent will be described in the applicable Prospectus Supplement.

     Prior to the date that is one year and one day after all distributions in respect of the Certificates of a particular series have been made, neither the trustee nor the depositor will take any action or institute any proceeding against each other under the U.S. Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to either of them, or any action which would likely cause the other to be subject to, or seek the protection of, any such law.

                               RETAINED INTEREST


     The applicable Prospectus Supplement will specify whether there will be any retained interest with respect to the trust property, and, if so, the owner of that interest. Any such retained interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable trust agreement. A retained interest in the trust property represents a specified interest in that property. Payments in respect of a retained interest will be deducted from any payments received on the trust property and, in general, will not become a part of the related trust. Unless a different allocation is described in the applicable Prospectus Supplement, any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Certificates.


                            MODIFICATION AND WAIVER

     The trust agreement for a particular series of Certificates may be amended by the depositor and the trustee, without notice to or consent of the holders of those Certificates, for certain purposes, including the following:

     - to cure any ambiguity,

     - to correct or supplement any provision which may be inconsistent with any other provision or with disclosure in the applicable Prospectus Supplement,

     - to add or supplement any credit support for the benefit of any Certificateholders,

     - to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of any Certificateholders,


     - to comply with any requirements imposed by the Internal Revenue Code or other applicable law, or



     - to add, change or eliminate any other provisions so long as any such addition, change or elimination will not, as evidenced by a written opinion of counsel, result in a sale or exchange of any Certificate or any asset held by the trust for tax purposes.



     In the case of any such amendment, the trustee must have received a prior notice from each rating agency rating the Certificates to the effect that the amendment would not result in a reduction or withdrawal of the then current rating of the Certificates.



     In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Certificates evidencing not less than a specified percentage of the Certificates, for the purpose of adding, changing or eliminating any provision or modifying the rights of Certificateholders. In the case of any such amendment that would permit, or result in, the issuance of additional Certificates, the trustee must have received a prior notice from each rating agency rating the Certificates to the effect that the amendment would not result in a reduction or withdrawal of the then current rating of the Certificates.

     The applicable Prospectus Supplement will describe the extent to which any modification or amendment of a particular trust agreement may (1) reduce in any manner the amount of, or alter the timing, currency or amounts of, distributions or payments which are required to be made on any Certificate, without the consent of the holder of that Certificate, or (2) reduce the required specified percentage of Certificates for the consent to any amendment without the consent of the holders of all outstanding Certificates.

     Holders of Certificates evidencing not less than a specified percentage of Certificates of a particular series may, on behalf of all holders of Certificates of that series, (1) waive, insofar as that series is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to Certificates of that series, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected by the default.


     Prior to any amendment to a trust agreement, the trustee must have received a written opinion of counsel to the effect that such amendment would not alter the classification of the trust for U.S. federal income tax purposes.


     Any terms relating to the modification or waiver of the trust agreement for a particular series of Certificates in addition to or that differ from the foregoing will be described in the applicable Prospectus Supplement.

                         REPORTS TO CERTIFICATEHOLDERS

     On each distribution date for the Certificates of a particular series, the trustee will forward or cause to be forwarded to each holder of the Certificates, the depositor and any other parties specified in the trust agreement, a statement setting forth:

     (1) the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Certificates,

     (2)  the applicable interest rate,

     (3) the aggregate stated principal amount of the related Securities as of that distribution date and the interest rate applicable to the Securities for the next accrual period,

     (4) the amount received by the trustee on the related Securities for the last accrual period,

     (5) in the case of any trust having trust property which includes credit support, any change in the available amount of each element of that credit support,

     (6) the amounts of and recipients of any payments under any swap agreement for the last accrual period,

     (7) if feasible, the swap rate applicable to the next accrual period under any swap agreement,


     (8) the aggregate principal balance (or notional amount, as applicable) of the Certificates at the close of business on the business day preceding that distribution date,


     (9) the current ratings of the Certificates and the Securities and the names of the rating agencies that assigned such ratings,

     (10) the cumulative amount of extraordinary trust expenses, if any, as of that distribution date, and

     (11) any additional information relevant to holders of the Certificates, as specified in the applicable trust agreement.

     The Prospectus Supplement may specify that some of the information described above will not be furnished with respect to the Certificates to which it relates.

     In the case of the information described in clause (1) above, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Certificates or for another specified portion of the Certificates. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Certificateholder, a statement containing the information described in clause (1) above, aggregated for that year and containing sufficient information to enable each Certificateholder to calculate its U.S. federal income tax liability with respect to the Certificate held by it.

                           EVIDENCE AS TO COMPLIANCE

     If specified in the applicable Prospectus Supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish a statement to the trustee to the effect that they have examined specified documents and records relating to the administration of the trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date must not be more than one year after the original issue date of the Certificates to which that Prospectus Supplement relates) and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

     A trust agreement may also provide for delivery to the depositor and the trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the trustee, if any, may be obtained by Certificateholders without charge by making a written request to the trustee at the address identified in the applicable Prospectus Supplement.

                                    NOTICES


     The trustee will notify Certificateholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant Security Issuer, including any call of the related Securities by that Security Issuer. The trustee will also notify the Certificateholders of any call of the related Securities by a swap counterparty under the terms of any swap agreement. Unless otherwise specified in the applicable Prospectus Supplement, any notice required to be given to a holder of a registered Certificate will be given by facsimile to any number previously provided to the trustee or mailed to the last address of that holder identified in the Certificate register. Any notice mailed within the time specified in the trust agreement will be presumed to have been given when mailed, whether or not the Certificateholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of registered Certificates in global form, the depositary will be the sole direct recipient of notices. See "Description of Certificates -- Form -- Global Certificates".


     Any notice to be given to holders of bearer Certificates will be deemed to be validly given if (1) published on a business day in an authorized newspaper (defined in the trust agreement to mean a leading daily newspaper of general circulation) in the city or cities specified in the relevant Certificates and
(2) in the case of global Certificates, if also delivered to the Euroclear System operated by Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking operated by Clearstream International ("Clearstream"), as applicable, for communication by them to the persons shown in their respective records as having interests in those Certificates. If by reason of suspension of publication of any authorized newspaper or any other cause it is impracticable to publish any notice to holders of bearer Certificates in the manner described above, the relevant notice will be given in any other manner approved by the trustee and the depositor.

                            REPLACEMENT CERTIFICATES

     In the event that a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

                              TRUST WIND-UP EVENTS

     Wind-up events with respect to any trust include the following:


     - any of the following events (referred to as "Security-related Defaults") that either (1) affects all Securities held by the trust or (2) results in a termination event under the related swap agreement with respect to which all transactions are "affected transactions" (as defined in the swap agreement):



     - the payment of the principal of and accrued interest on the Securities following an acceleration of their maturity,



     - the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities (or, other securities of the Security Issuer that rank equal or senior to the Securities) on the due date, after the expiration of any applicable cure period,



     - the consummation of any transaction relating to the Securities as a result of which the trust property consists solely of cash or permitted investments,



     - the occurrence of any event of default relating to bankruptcy or insolvency of the Security Issuer under the Securities or the relevant Security Issuance Agreement, or



     - any credit support default, as defined in the applicable Prospectus Supplement,


     - any swap default arising from any action taken or failure to act by the swap counterparty,


     - any termination event under the related swap agreement with respect to which the swap counterparty is the sole "affected party" (as defined in the swap agreement) and all transactions are "affected transactions,"


     - the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,

     - the designation by the depositor, if the depositor owns 100% of the principal balance (or notional amount, as applicable) of the related Certificates, of a "special depositor wind-up event" (as defined in the trust agreement),


     - the incurrence by the trustee of extraordinary trust expenses exceeding a trigger amount specified in the applicable Prospectus Supplement, if neither the swap counterparty nor the Certificateholders have provided adequate assurance of indemnity to the trustee in accordance with the trust agreement,

     - the circumstances described in the following paragraphs, or

     - any other wind-up event described in the applicable Prospectus
       Supplement.


     The applicable Prospectus Supplement will specify whether any of the foregoing does not constitute a wind-up event under the relevant trust agreement. Except as specified in the applicable Prospectus Supplement, in the case of a wind-up event, the relevant trust agreement and the related swap agreement will terminate, and the trustee, through the selling agent, will sell some or all of the related Securities to fund any swap termination payment, as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments" or any extraordinary trust expenses to be borne by the trust, as described under "-- Trustee Compensation" below.



     If the Security Issuer of any security that represented on the date of formation of the trust 10% or more by principal amount of the Securities held by that trust (referred to as a "Concentrated Security") ceases to be an eligible Security Issuer, or if any other Security Issuer ceases to be a reporting Security Issuer, and no additional means of providing current information regarding that Security Issuer is described in the applicable Prospectus Supplement, the related Security will be considered a "disqualified Security." In that case:


     - a termination event will occur with respect to any transaction related to that Security under any related swap agreement and the trust will be required to sell Securities to the extent necessary to pay any swap termination payment that may result, and

     - a wind-up event will occur (1) if the trust holds only disqualified Securities and no other trust property or (2) as otherwise described in the applicable Prospectus Supplement.

     If with respect to any swap transaction:

     - the swap counterparty ceases to be an eligible swap counterparty and no means for replacing that swap counterparty or otherwise satisfying the depositor's reporting obligations under the Securities Exchange Act regarding that transaction is described in the applicable Prospectus Supplement,

     - whether or not the swap counterparty was initially an eligible swap counterparty, it becomes impossible or impracticable for the depositor to satisfy its reporting obligations under the Securities Exchange Act regarding that transaction, or


     - that transaction is a "credit derivative transaction" with respect to which the "deliverable obligation" (each as defined in the swap agreement) has become a disqualified Security,


then, in each such case, the swap transaction will be considered a "disqualified transaction". In that case:

     - a termination event will occur with respect to the disqualified transaction and the trust will terminate the transaction and sell the related Securities (and, if necessary, other Securities) to the extent necessary to pay any swap termination payment that may result, and

     - a wind-up event will occur (1) if the trust holds no trust property other than Securities related to disqualified transactions or (2) as otherwise described in the applicable Prospectus Supplement.

     If (1) any credit support provider ceases to be an eligible credit support provider and no means of replacing that credit support provider or otherwise satisfying the depositor's reporting obligations under the Securities Exchange Act regarding the related credit support is described in the applicable Prospectus Supplement or (2) whether or not the credit support provider was initially an eligible credit support provider, it becomes impossible or impracticable for the depositor to satisfy its reporting obligations under the Securities Exchange Act regarding the related credit support, then, in each such case, the credit support will be considered "disqualified credit support." In that case:

     - the trust will terminate the disqualified credit support and any proceeds from the termination will be distributed ratably to the related Certificateholders, and

     - a wind-up event will occur if specified in the applicable Prospectus Supplement.

     For purposes of the foregoing, a Security Issuer, swap counterparty or credit support provider which is fully guaranteed by a guarantor who is an eligible entity will be considered an eligible entity.

     Upon the occurrence of a wind-up event or termination event, the trustee will notify the selling agent that the trust is required to sell Securities or other trust property. See " -- Sale of Trust Property, Secured Party Rights" below.

     The trustee will notify the Certificateholders and the rating agencies as promptly as possible of any wind-up event or termination event. However, the trustee will not be responsible for giving notice of a wind-up event unless and until (1) the trustee fails to receive amounts due on the Securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a swap default or termination event or an officer of the trustee assigned to its corporate trust department obtains actual knowledge of a swap default or termination event, or
(3) the trustee receives notice from the Security Issuer of an event constituting a default under the applicable Security Issuance Agreement.

                  SALE OF TRUST PROPERTY, SECURED PARTY RIGHTS


     After waiting three days after receiving a notice from the trustee that a trust is required to sell Securities or other trust property, the selling agent appointed by the trustee will sell Securities or other trust property on behalf of the trust, unless and until the selling agent receives notice from the trustee of an exercise by the Certificateholders of their right to tender the amount of any swap termination payment, as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments", together with any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "-- Trustee Compensation" below. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular Securities or other trust property). If a default has occurred under a Security Issuance Agreement or a Security has become a disqualified Security, and that event does not result in a termination of the trust, sales will be limited to the Securities affected by that event, except to the extent that the proceeds from the sale of those Securities are insufficient to make any swap termination payment.


     In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the trust fails to make any payment when due under any swap agreement, the swap counterparty will have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the Securities held by the trust in the open market or, at the election of the swap counterparty, to sell Securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty.

     Each trust agreement will provide that Certificateholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

                DISTRIBUTION TO CERTIFICATEHOLDERS; TERMINATION


     The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the distribution of the sale proceeds from all (remaining) trust property to the Certificateholders. That distribution will be made after all trust property has been sold, as described above under "-- Sale of Trust Property, Secured Party Rights," and any swap termination payment (except for any such payment that is subordinated to the distribution to Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments", and any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "-- Trustee Compensation" below, have been paid. Written notice of termination will be provided as described above under "-- Reports to Certificateholders"; and "-- Notices," and the final distribution on the Certificates will generally be made only if the Certificates are surrendered and cancelled at an office or agency of the trustee.


                                    TRUSTEE


     The trustee will at all times be a corporation which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any Securities and their affiliates) organized and doing business under the laws of any state of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $100,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under that Act. Unless another trustee is identified in the applicable Prospectus Supplement, the trustee for each trust initially will be Wells Fargo Bank Minnesota, National Association. The trustee may at any time resign and be discharged from the trust by giving written notice to the depositor, any swap counterparty and the Certificateholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.


     The trust agreement and the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the trust. However, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

                              TRUSTEE COMPENSATION


     As compensation for its regular and customary services and expenses under the trust agreement, the trustee will receive fees from the depositor.


     The trust agreement also provides, subject to specified conditions, for indemnification of the trustee by the depositor against any extraordinary trust expenses incurred by the trustee in connection with any judicial or administrative proceeding relating to the trust agreement, the swap agreement or the certificates. However, under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum amount specified in the applicable Prospectus Supplement. Any such extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by Certificateholders only if and to the extent that Certificateholders representing 100% of the aggregate principal balance (or national amount, as applicable) so agree.


                                 GOVERNING LAW

     The Certificates, each trust agreement and any swap agreement will be governed by the laws of the State of New York. Each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

     The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Certificates, each trust agreement or any swap agreement.

                         DESCRIPTION OF TRUST PROPERTY

                                    GENERAL

     The trust property for a particular series of Certificates and the related trust will not constitute trust property for any other series of Certificates and the trust related to those Certificates. Generally, the Certificates of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable Prospectus Supplement may specify, however, that specified assets constituting a part of the trust property relating to a particular series of Certificates can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes within the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

                                   SECURITIES

GENERAL


     Securities that constitute a part of the trust property of a particular trust will have been purchased by the depositor (or one of its affiliates) in the secondary market. The Security Issuer of each Concentrated Security will be a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company that meets all of the following criteria:



     - It meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act of 1933, as amended,



     - It has (or is a subsidiary of another entity that has) common equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and



     - It is subject to the reporting requirements of the Securities Exchange Act, and in accordance with that Act files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of that Act).



     Each Security Issuer that meets the above criteria is referred to as an "eligible Security Issuer" Similarly, a swap counterparty or credit support provider that meets the above criteria is referred to as an "eligible swap counterparty" or "eligible credit support provider", as applicable.



     The issuer of each Security that represents on the date of formation of a trust less than 10% by principal amount of the Securities held by that trust will either be an eligible Security Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the informational requirements of the Securities Exchange Act and which, in accordance with that Act, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of that Act). Each such Security Issuer is referred to as a "reporting Security Issuer".


     The applicable Prospectus Supplement contains a brief description of the business of each applicable eligible Security Issuer. If specified in the applicable Prospectus Supplement, the trust property for particular Certificates may also include, or the holders of those Certificates may have the benefit of, different forms of credit support with respect to Securities.

     All information contained in a Prospectus Supplement with respect to any Concentrated Security or other Security will be derived solely from descriptions contained in a publicly available prospectus or offering document for that Security (each such prospectus or offering document is referred to as a "Security Prospectus"), or other periodic filings with the SEC. The applicable Prospectus Supplement will state whether the Security Prospectus with respect to any applicable Concentrated Security was filed with the SEC in connection with the issuance of the related Security or otherwise in public filings by the related Security Issuer. Prospective purchasers of Certificates are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (1) each related Security Prospectus and (2) each registration statement of which any Security Prospectus is a part (referred to as a "Security Registration Statement").

     - No representation is made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates as to the accuracy or completeness of the information contained in any Security Prospectus or Security Registration Statement.

     - No investigation of the financial condition or creditworthiness of that Security Issuer or any of its affiliates, or of any ratings of the related Securities, will be made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates in connection with the issuance of the related Certificates. Prospective purchasers of Certificates should consider carefully each Security Issuer's financial condition and its ability to make payments in respect of the related Securities.

     - None of the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates has participated in the preparation of any Security Prospectus or Security Registration Statement or other public information relating to the Securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents.

     Please refer to the applicable Prospectus Supplement for a description of the following material terms, as applicable, of any Concentrated Security that constitutes a part of the trust property of the related trust:

     (1) the title and series, as well as the aggregate principal amount, denomination and form, of the Security,

     (2) whether the Security is senior or subordinated to any other obligations of the related Security Issuer,

     (3) whether any of the obligations under the Security are secured or unsecured, and the nature of any collateral,

     (4)  any limit on the aggregate principal amount of the Security,

     (5) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the Security will be payable,

     (6) the rate or rates or the method for determining those rates, at which the Security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

     (7) the obligation, if any, of the Security Issuer to redeem any outstanding Security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions under which the Security may be redeemed or repurchased, in whole or in part,

     (8) the periods within which or the dates on which, the prices at which and the terms and conditions under which the Security may be redeemed, if any, in whole or in part, at the option of the Security Issuer,

     (9) whether the Security was issued at a price lower than its principal amount,

     (10) if other than U.S. dollars, the currency in which the Security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the Security will be made, and the circumstances, if any, when that currency of payment may be changed,

     (11) material events of default or restrictive covenants with respect to the Security,

     (12) any rating of the Security,

     (13) any retained interest with respect to the Security, and

     (14) other material terms of the Security.

     In addition to the foregoing, with respect to each Concentrated Security, the applicable Prospectus Supplement will disclose the identity of the obligor and any trustee under the agreement under which that Security has been issued, and will describe the existence and type of specified information that is made publicly available by the obligor regarding that Concentrated Security. It will also disclose where and how prospective purchasers of the related Certificates may obtain that information. Such publicly available information will typically consist of the quarterly and annual reports filed by the related Security Issuer with the SEC.

     With respect to any portion of the trust property comprised of Securities other than Concentrated Securities, the applicable Prospectus Supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of that portion with respect to the terms identified in (1), (2), (3), (5), (6), (7), (8), (9) and (10) of the preceding paragraph and other material terms regarding that portion of the trust property.

SECURITY ISSUANCE AGREEMENT

     Each Security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as a "Security Issuance Agreement"). Except as specified in a Prospectus Supplement, all information contained in that Prospectus Supplement with respect to the provisions of any Security Issuance Agreement pertaining to a Concentrated Security will be based solely on the version of that Security Issuance Agreement filed with the SEC in connection with the registration of that Concentrated Security.

SUBORDINATION

     As described in the applicable Prospectus Supplement, the Securities that constitute a part of the trust property of the related trust may be either senior (referred to as "senior Securities") or subordinated (referred to as "subordinated Securities") in right of payment to other existing or future obligations of the Security Issuer. With respect to subordinated Securities, to the extent of the subordination provisions of those Securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated Securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their Securities. Consequently, the trust as a holder of subordinated Securities may suffer a greater loss than if it held unsubordinated debt of the Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of senior Securities would receive all payments in respect of those Securities even if holders of subordinated Securities of the same Security Issuer receive amounts in respect of their Securities. Please refer to the applicable Prospectus Supplement for (1) a description of any subordination provisions with respect to any applicable Concentrated Securities and (2) the relative percentages of senior Securities and subordinated Securities, if any, in trust property comprised of Securities other than Concentrated Securities.

SECURED OBLIGATIONS

     Certain Securities that constitute a part of the trust property of the related trust may represent secured obligations of the Security Issuer (referred to as "secured Securities"). Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related Security Issuance Agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. A Security Issuance Agreement may also contain provisions for release, substitution or disposition of collateral for those Securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those Securities. A Security Issuance Agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding Securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their Securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding Securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

     The Security Issuance Agreement with respect to any secured Security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable Prospectus Supplement will describe the security provisions of those Securities and the related collateral. With respect to any portion of the trust property of a particular trust comprised of secured Securities other than Concentrated Securities, the related Prospectus Supplement will contain information with respect to security provisions and collateral.

MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the Securities related to the applicable Certificates and any terms and conditions under which those Securities may be subject to early redemption (either by the applicable Security Issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those Securities) or extension of maturity. Any such provisions of the applicable Securities will affect the weighted average life of the related Certificates.

     The effective yield to holders of Certificates may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Certificates where the related trust holds one or more redeemable Securities, extendible Securities or Securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related Securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether a Security Issuer exercises any right of redemption in respect of its Securities. As a result, there can be no certainty as to whether any Security redeemable at the option of the relevant Security Issuer will be repaid prior to its stated maturity.

     Unless the applicable Prospectus Supplement describes other remedies applicable to particular Securities, all Securities will be subject to acceleration if specified defaults occur. The maturity and yield on Certificates will be affected by any early repayment of the related Securities as a result of any such acceleration by the holders of those Securities. If a Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of Security Issuers and correspondingly may affect a Security Issuer's ability to satisfy its obligations under its Securities. Those factors include the Security Issuer's operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

     The extent to which the yield to maturity of any Certificates may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Certificates are purchased at a discount or premium and the degree to which the timing of payments on those Certificates is sensitive to the rate and timing of payments on the trust property.

     The yield to maturity of any Certificates will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Certificates, to the extent that their interest rate is based on variable or adjustable rates. In the case of Certificates representing an interest in two or more Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the Security or Securities having interest rates higher or lower than the interest rate then applicable to those Certificates may also affect the yield on those Certificates.

     The applicable Prospectus Supplement may contain additional information regarding yield and maturity considerations applicable to the related Certificates and the related trust property, including the underlying Securities.

                                 CREDIT SUPPORT

     The trust for particular Certificates may include, or the holders of those Certificates (or any class or group of classes within the same series of Certificates) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe whether the trust for any class or group of classes of Certificates contains, or the holders of those Certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of that credit support, as well as certain information with respect to the obligors of each such element, including audited financial information with respect to any person or entity providing credit support for 20% or more of the aggregate principal amount of any class or group of classes of Certificates. Any credit support which takes the form of a guaranty of particular Certificates, rather than a guaranty of payment on the underlying trust property, will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

SUBORDINATION

     The rights of holders of a particular class within the same series of Certificates to receive collections from the related trust and any credit support obtained for the benefit of the Certificateholders of that series (or classes within that series) may be subordinated to the rights of the Certificateholders of one or more other classes of the same series to the extent described in the applicable Prospectus Supplement. This type of subordination in effect provides credit support to holders of Certificates of those other classes. If losses are realized during a given period on the trust property relating to particular Certificates, such that the collections received on that property are insufficient to make all distributions on the Certificates of that series, those losses will be allocated to the holders of Certificates of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable Prospectus Supplement. In addition, if specified in the applicable Prospectus Supplement, specified amounts otherwise payable to holders of Certificates of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under "-- Reserve Accounts" and in the applicable Prospectus Supplement.

LETTER OF CREDIT, GUARANTY

     Certificates (or any class or group of classes within the same series of Certificates) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the Prospectus Supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable Prospectus Supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

RESERVE ACCOUNTS

     If specified in the applicable Prospectus Supplement, the trustee or another person specified in the Prospectus Supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the Prospectus Supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Certificates, in the manner and priority specified in the Prospectus Supplement.

                                SWAP AGREEMENTS

     At the time it is formed, a trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable Prospectus Supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the Registration

Statement. The specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments, will be described in the applicable Prospectus Supplement.

GENERAL

     As specified in the applicable Prospectus Supplement, the transaction or transactions under a swap agreement may be one or more of the following: (1) a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions), (2) any combination of the foregoing transactions, or (3) any other transaction identified in the swap agreement or the relevant confirmation and described in the Prospectus Supplement.

     Each swap agreement will be in the form of the "1992 ISDA Master Agreement (Multicurrency -- Cross Border)" (referred to as the "ISDA Market Agreement") published by the International Swaps and Derivatives Association, Inc. (ISDA) and will incorporate the "2000 ISDA Definitions" (referred to as the "ISDA Definitions"), as modified and supplemented by a schedule and as modified further to reflect the terms of a particular series of Certificates and the related trust agreement and any specific terms of the relevant transaction or transactions. Each swap agreement will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

PAYMENTS UNDER SWAP AGREEMENTS

     In general, under a swap agreement, a trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under "Description of Certificates -- Distributions -- Interest on Certificates" or other types of bases), all as specified in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless otherwise specified in the Prospectus Supplement, will be equal to the aggregate principal amount of the related Securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a trust to its swap counterparty will be secured by a security interest in the trust property in favor of the swap counterparty.

     A swap agreement may provide for either periodic exchanges of payment amounts or, in the case of index-linked Certificates, a single exchange or series of exchanges on one or more interest payment dates or the maturity or prospective maturities of the related Securities, or both.

     If specified in the applicable Prospectus Supplement, a swap agreement may also document a call option granted by the trust, or a put option in favor of the trust, with respect to all or a portion of the related Securities or other trust property. A call option granted by the trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the Certificates or (2) effect a conversion of the related Securities into other securities, rights which the trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the trust will generally be intended to protect the trust in whole or in part from a decline in the market value of Securities in circumstances where those Securities may be outstanding on the scheduled final distribution date for the related

Certificates. The Prospectus Supplement may specify that a put option written in favor of the trust will be automatically exercised by the trustee if specified events occur.

     A swap agreement may also document a credit swap transaction under which the trust will receive periodic payments from the swap counterparty in return for the trust's agreement to exchange the Securities for securities (referred to as "Deliverable Securities") of a different Security Issuer (referred to as the "Reference Security Issuer") if certain credit-related events occur with respect to the Reference Security Issuer. If a credit swap transaction relates to more than 10% by principal amount of the Securities held by a particular trust, the applicable Prospectus Supplement and periodic filings with respect to that trust will contain information regarding the relevant Deliverable Securities and Reference Security Issuer similar to the information with respect to Concentrated Securities and the related Security Issuers. A swap agreement pertaining to a credit swap transaction will include supplemental terms particular to credit swaps, including the specified credit events, which will be based on standard forms promulgated by ISDA and described in the Prospectus Supplement.

     On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related Securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable Prospectus Supplement, such netting may also be applied to more than one transaction. On each distribution date for Certificates with respect to which the related trust has entered into a swap agreement, the trustee will have available for distribution to Certificateholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Certificates will be entitled to distributions of interest (and, in the case of index-linked Certificates, of principal) in accordance with the terms of the swap agreement rather than the terms of the related Securities. No assurance can be given that the trustee will receive when due any payment due on those Securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guarantee in the case of a payment default by the swap counterparty under a swap agreement.

MODIFICATION AND AMENDMENT

     Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related trust is a party, if requested by the swap counterparty to cure any ambiguity in, or to correct or supplement any provision of, that swap agreement. In each such case, the trustee must (1) determine that the requested amendment will not materially and adversely affect the interests of the holders of the related Certificates and (2) receive an opinion of counsel to the effect that the requested amendment will not alter the classification of the related trust for U.S. federal income tax purposes. The applicable Prospectus Supplement will describe any other circumstances in which a swap agreement may be amended.

DEFAULTS

     Events of default under a swap agreement may include:

     - any failure of the applicable trust to pay any amount when due under the swap agreement,

     - any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, and

     - specified other standard events of default under the ISDA Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule. Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default", as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable Prospectus Supplement will describe any additional events of default under the relevant swap agreement.


     In specified cases, the trust will be the party affected by the event and as a result its swap counterparty will have the role right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular Security or Security Issuance Agreement, the failure of the Security Issuer to make timely payment of an amount required in order for the trust to make a related payment under the swap agreement may result in a default by the trust under the swap agreement prior to the occurrence of a default under the related Security Issuance Agreement. The applicable Prospectus Supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.


TERMINATION EVENTS

     Termination events under a swap agreement will consist of the following:


     - the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,



     - the occurrence of a "trust wind-up event" (as described under "Description of Trust Agreements -- Trust Wind-Up Events") (which termination event will apply to all transactions under the swap agreement),



     - a default occurs with respect to the related Security (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that Security),



     - the related Security becomes a "disqualified Security" (as described under "Description of Trust Agreements -- Trust Wind-Up Events") (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that Security), or



     - any transaction under the swap agreement becomes a "disqualified transaction" (as described under "Description of Trust
       Agreements -- Trust Wind-Up Events") (which termination event will apply only to the specific disqualified transaction).



     Depending on the circumstances, either the trust or the counterparty, or both the trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the swap agreement or the particular affected transaction. However, for purposes of calculating any swap termination payment, the trust will under some circumstances be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" termination events described in Sections 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement will not apply. The applicable Prospectus Supplement will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Certificates.


EARLY TERMINATION OF SWAP AGREEMENTS

     Except as otherwise specified in the applicable Prospectus Supplement, if specified termination events or events of default occur, the trustee will by notice to the swap counterparty (if a notice is required under the swap agreement) terminate the relevant swap agreement or the particular affected transaction under that agreement. The date of any such termination is referred to as an

"early termination date". In the case of any other termination events, the date on which the relevant swap agreement will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the trust to exercise any right to terminate the swap agreement or any particular transaction, and will not act on behalf of the trust to exercise any right the trust may have to terminate the swap agreement or any particular transaction. If a termination event occurs and, when applicable, an early termination date is designated, the swap agreement (or the particular affected transaction) will terminate and a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. If the trust is liable for a swap termination payment, Securities may be sold by the trustee through a selling agent, unless and until the selling agent receives notice from the trustee of an exercise by the Certificateholders of their right to tender the amount of that swap termination payment, as described below. See "Description of Trust Agreements -- Trust Wind-Up Events". Except as specified in the Prospectus Supplement, in the event that a trust terminates one or more transactions under a trust agreement and a trust wind-up event has not occurred, the Securities related to those transactions will be distributed in kind to the relevant Certificateholders.


     Except as specified in the applicable Prospectus Supplement, to the extent that the aggregate principal amount of the Securities held by a trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the trust or the swap counterparty may incur liability for a swap termination payment.

SWAP TERMINATION PAYMENTS


     If a swap agreement is terminated prior to its maturity, the market value of each transaction under that swap agreement will be established by one or both parties, as specified in the swap agreement, either (1) on the basis of market quotations for the cost of entering into a replacement transaction or (2) if those market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected transaction or transactions. If the market value of a particular transaction is positive for the trust, or the termination of that transaction would result in a loss to the trust, a swap termination payment will be due from the swap counterparty to the trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination payment will be due from the trust to its swap counterparty. The swap termination payment for any swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap agreement, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Certificateholders.


     Any swap termination payment payable by a trust will be limited to the assets of the trust, and the related Certificateholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the trust. Nonetheless, the loss to Certificateholders resulting from a termination payment may, if interest rates, currency rates or swap spreads have changed significantly since the closing date for the relevant offering of Certificates, be quite substantial in relation to the total value of the related

Securities. A trust may be required to sell Securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. In connection with any swap termination payment payable by a trust, the related Certificateholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that trust, as described under "Description of Trust Agreements -- Trustee Compensation") and a written instruction to refrain from, or discontinue, the sale of the Securities. It is possible, however, that Securities may be sold by a selling agent in the time necessary for the Certificateholders to exercise their rights described in the foregoing sentence. Certificateholders could also be materially adversely affected if a trust is required to sell Securities in order to make swap termination payments at a time when prices for the Securities in the secondary market are depressed, as a result of a default on the Securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related Securities will be made pursuant to the Securities without the benefit of that agreement.


GUARANTEES OR SUPPORT

     Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty. In the case of any swap agreement in which the swap counterparty is an affiliate of Goldman Sachs, Goldman Sachs will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the swap counterparty under that agreement. Pursuant to that guarantee, Goldman Sachs will agree to pay or cause to be paid any such amount if the swap counterparty fails punctually to pay that amount and a written payment demand by the trustee to Goldman Sachs.

                          DESCRIPTION OF CERTIFICATES


     The Certificates of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. Each such agreement will be in the form filed as an exhibit to the Registration Statement, together with specific terms applicable to the relevant trust and the Certificates issued by it, depending on the related Securities and any swap agreement. The following summary of the terms of the Certificates should be read together with the summary of the trust agreement under "Description of Trust Agreements" and any related discussion in the applicable Prospectus Supplement. The specific terms of each series of Certificates, to the extent that they differ materially from or are in addition to the summary below, will be described in the applicable Prospectus Supplement.


                                    GENERAL

     The Certificates issued under a particular trust agreement will represent the entire beneficial ownership interest in the trust created pursuant to that agreement. The Certificates of a particular series may be limited to a single class, or, if so specified in the applicable Prospectus Supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

     Please refer to the applicable Prospectus Supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Certificates to which it relates:

     - the title of the Certificates,

     - the series of the Certificates and, if applicable, the number and designation of classes of that series,

     - certain information concerning the type, characteristics and specifications of the trust property being deposited into the related trust by the depositor,

     - any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,

     - the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

     - if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

     - whether the Certificates of that series or a class within that series are fixed rate or floating rate Certificates and the applicable interest rate for each such class, including the applicable rate, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

     - any option (1) of a holder of Certificates of that series or a class within that series to withdraw a portion of the assets of the trust in exchange for surrendering a Certificate or (2) of the depositor or a third party to purchase or repurchase any trust property, and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

     - any rating of that series or a class within that series,

     - if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which that series or class within that series will be issuable and transferable,

     - whether the Certificates of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

     - whether the Certificates of that series or of any class within that series are to be issued as registered or bearer certificates, or both, and if individual bearer certificates are to be issued, whether coupons will be attached to them, whether bearer certificates of that series or class may be exchanged for registered Certificates of the same series or class and the circumstances under which and the place or places at which any such exchanges may be made,

     - whether the Certificates of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than the Depository Trust Company, for those Global Securities,

     - if a temporary Certificate is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive certificate of that series or class will be credited to the account of the persons entitled on that distribution date,

     - if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for definitive individual certificates of the same series or class and the terms and conditions under which beneficial interests in a definitive global security, if any, may be exchanged for individual definitive certificates of that series or class,

     - if other than U.S. dollars, the specified currency applicable to the Certificates of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

     - all applicable required percentages and voting rights relating to the manner and percentage of voting by Certificateholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

     - any other relevant terms of that series or any class within that series.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates of each series will be issued only as registered Certificates in denominations of $1,000 and also integral multiples of $1,000 and will be payable only in U.S. dollars. The authorized denominations of registered Certificates of any series or class within that series with a specified currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement may also state that, where the purchaser of particular Certificates has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Certificates with a specified currency other than U.S. dollars may be determined by the exchange rate agent in its sole discretion.

     Registered Certificates may be transferred or exchanged for a like face amount of Certificates at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

     Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, registered Certificates may not be exchanged for bearer Certificates.

                                 DISTRIBUTIONS

     In general, distributions allocable to principal, premium (if any) and interest on particular Certificates will be made in the specified currency for those Certificates by or on behalf of the trustee on each distribution date as specified in the applicable Prospectus Supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related Securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant Security Issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related Security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Certificateholders is reduced or delayed accordingly.

     If the specified currency for particular Certificates is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Certificateholder in the manner described in the Prospectus Supplement, arrange to convert all payments in respect of those Certificates into U.S. dollars as described in the following paragraph. Any Certificateholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Unless the applicable Prospectus Supplement sets forth additional terms as to the conversion of currencies, in the case of Certificates with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Certificates by deduction from the relevant distributions.

     U.S. dollar distributions on registered Certificates will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable Prospectus Supplement may also provide for distributions to be made by check or against presentation of the relevant Certificates. In the case of registered Certificates issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding distribution date to the holders of registered Certificates on the record date for that succeeding distribution.


     Subject to the provisions described under "Limitations With Respect to Bearer Certificates", and to applicable law, distributions on bearer Certificates will be made if any applicable coupons or Certificates are surrendered, and at offices or agencies outside the United States from time to time designated by the trustee.


     Unless otherwise specified in the applicable Prospectus Supplement, a "business day" with respect to any Certificate is any day, other than a Saturday or Sunday, that is (1) not a day on which banking institutions are authorized or required by law or regulation to be closed in (A) the City of New York or in the city where the corporate trust office of the trustee is located or (B) if the specified currency for that Certificate is other than U.S. dollars, the financial center of the country issuing that currency and (2) if the interest rate for that Certificate is based on LIBOR, a day on which dealings in deposits in the specified currency of that Certificate are transacted in the London interbank market.

INTEREST ON CERTIFICATES

     GENERAL. Each class of Certificates (other than certain classes of strip Certificates) of a particular series may have a different interest rate, as described below. In the case of strip Certificates with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes of the following description, "notional amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on strip Certificates with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip certificates in this Prospectus or the applicable Prospectus Supplement does not indicate that those Certificates represent the right to receive any principal distribution in that amount, but rather the term "notional amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the Prospectus Supplement.


     FIXED RATE CERTIFICATES. Each class of Certificates of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable Prospectus Supplement, until the principal amount of the Certificates is distributed or made available for payment (or in the case of fixed rate Certificates with no or a nominal principal amount, until the notional amount of the Certificates is reduced to zero). If the terms of a related swap agreement or the related Securities so provide, the interest rate for a particular series of Certificates or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on fixed rate Certificates will be distributable in arrears on each distribution date.

     FLOATING RATE CERTIFICATES. As specified in the applicable Prospectus Supplement, each class of Certificates of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable Prospectus Supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The "spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the "spread multiplier" is a specified percentage that may be applicable to that series or class, all as specified in the applicable Prospectus Supplement. If the terms of a related swap agreement or the related Securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Certificates: LIBOR, the "commercial paper rate", the "Treasury rate", the "federal funds rate", the "CD rate" or any other rate basis (which may be based on, among other things, one or more market indices or the payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) described in that Prospectus Supplement. Each of the foregoing rate bases is described in greater detail below. If the "commercial paper rate", "Treasury rate", "federal funds rate" or "CD rate" is the applicable rate basis for a particular Certificate, but is not to be determined as described below, the applicable Prospectus Supplement will describe an alternative method for determining that rate. The "index maturity" for any floating rate Certificate is the period of maturity of the instrument or obligation from which the rate basis is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.


     If specified in the applicable Prospectus Supplement, floating rate Certificates may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Certificates will in no event be higher than the maximum rate permitted by applicable law.

     If a swap agreement provides for all interest payments on particular Securities to be paid to the swap counterparty, the interest rate applicable to the related Certificates will be the corresponding floating rate payable to the trust under that swap agreement. If the applicable Prospectus Supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Certificates from time to time as specified in the Prospectus Supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

     The applicable Prospectus Supplement will state whether the interest rate on particular floating rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the Prospectus Supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of floating rate Certificates will be the accrued interest from and including the original issue date of those Certificates or the last interest reset date to which interest has accrued and been distributed, to but excluding the immediately following interest reset date.


     With respect to each floating rate Certificate, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Certificate. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable Prospectus Supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Certificates bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.


     Unless otherwise specified in the applicable Prospectus Supplement, the percentages resulting from any calculation of the interest rate on a floating rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Certificate (with .005 of a Certificate being rounded upward).

     Interest on particular floating rate Certificates will be distributable on the distribution dates and for the interest accrual periods as described in the applicable Prospectus Supplement.

     LIBOR. For each floating rate Certificate for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

     (1) On the second London banking day (referred to as the "LIBOR determination date") prior to the interest reset date for that interest period, the calculation agent will determine (A) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (B) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date ("LIBOR Telerate"). "Reuters LIBO page" means the display designated as the "LIBO" page on the Reuters Monitor Money Rates Service (or page). "Telerate page 3750" means the display designated as page "3750" on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

     (2) If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     In the case of any Certificate with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable Prospectus Supplement will describe the method for determining such rate.

     COMMERCIAL PAPER RATE. For each floating rate Certificate bearing interest at a rate based on the "commercial paper rate", the "commercial paper rate" for each interest period will be determined by the calculation agent as of the second business day (referred to as a "commercial paper rate determination rate") prior to the interest reset date for that interest period. The "commercial paper rate" is the "money market yield" (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the "commercial paper rate" for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or composite quotations, then the "commercial paper rate" for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the "commercial paper rate" for the relevant interest period will be the same as the "commercial paper rate" for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "money market yield" is a yield calculated in accordance with the following formula:

          money market yield =  D X 360 X 100
                            ---------------------------------------------
                            360 - (D X M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     The "calculation date" pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

     TREASURY RATE. For each floating rate Certificate bearing interest at a rate based on the "Treasury rate", the "Treasury rate" for each interest period will be the rate for the auction held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as "Treasury securities") having the specified index maturity, as published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on that Treasury rate determination date as otherwise announced by the U.S. Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, or if no such auction is held on that Treasury rate determination date, then the "Treasury rate" for that interest period will be calculated by the calculation agent as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury rate determination date, of three leading primary U.S. government securities dealers selected by the calculation agent for the issue of Treasury securities with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the "Treasury rate" for the relevant interest period will be the same as the "Treasury rate" for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "Treasury rate determination date" for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

     The "calculation date" pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

     FEDERAL FUNDS RATE. For each floating rate Certificate bearing interest at a rate based on the "federal funds rate", the "federal funds rate" for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a "federal funds rate determination date") for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the "federal funds rate" for that interest period is the rate on that federal funds rate determination date as published in composite quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or composite quotations, then the "federal funds rate" for that interest period is the rate on that federal funds rate determination date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)". If that rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on that calculation date, the "federal funds rate" for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Certificate for which the applicable "federal funds rate" resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the "federal funds rates" in effect with respect to each day in that week.

     The "calculation date" pertaining to any federal funds rate determination date is the next succeeding business day.

     CD RATE. For each floating rate Certificate bearing interest at a rate based on the "CD rate", the "CD rate" for each interest period will be the rate as of the second business day (referred to as a "CD rate determination date") prior to the interest reset date for that interest period for negotiable certificates of deposit having the specified index maturity, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the "CD rate" for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, as published in composite quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or composite quotations, then the "CD rate" for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable Prospectus Supplement, which must not be less than $100,000. If such dealers are not quoting offered rates as described in the previous sentence, the "CD rate" for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "calculation date" pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

PRINCIPAL OF CERTIFICATES


     GENERAL. Unless the applicable Prospectus Supplement specifies a notional amount or other reference amount for a particular Certificate, each Certificate will have a principal balance equal to the maximum amount that the holder of that Certificate will be entitled to receive in respect of principal from the related Securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of certificates will be specified in the applicable Prospectus Supplement. Distributions of principal of any such class will be made on a ratable basis among all the Certificates of that class. Strip Certificates with no principal balance will not receive distributions of principal.



     The outstanding principal balance (or notional amount, as applicable) of a Certificate will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.


     INDEX-LINKED CERTIFICATES. From time to time, a trust may offer a series of Certificates, the principal amount payable at the stated maturity date of which or interest amounts with respect to which are determined by reference to one of the following: (1) the rate of exchange between the specified currency for that Certificate and another currency (referred to as the "indexed currency") on specified dates, (2) the difference in the price of a specified commodity (referred to as the "indexed commodity") on specified dates, (3) the difference in the level of a specified stock index (referred to as the "stock index"), which may be based on U.S. or foreign stocks, on specified dates, or (4) any other objective price or economic measure described in the applicable Prospectus Supplement. The manner of determining the principal amount of any such index-linked Certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in that determination, will generally be specified under a related swap agreement and will be described in the applicable Prospectus Supplement.

     Except as otherwise specified in the applicable Prospectus Supplement, interest on any index-linked Certificate will be payable based on the amount identified in the Prospectus Supplement as the "face amount" of that Certificate. The Prospectus Supplement will specify whether the principal amount that would be payable in the case of redemption or repayment prior to the stated maturity date of that Certificate will be its face amount, its indexed principal amount at the time of redemption or repayment, or another amount.

FOREIGN CURRENCY CERTIFICATES

     If the specified currency of a particular Certificate is not the U.S. dollar, the applicable Prospectus Supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Certificate are to be paid and any other related terms and conditions applicable to that Certificate. If the specified currency or any successor currency for a foreign currency Certificate is not available to the related trust due to exchange controls or other events beyond the control of the depositor or the trust, the trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

MULTI-CURRENCY CERTIFICATES

     In the case of multi-currency Certificates, payments of principal or interest may be made in different currencies, as specified in the applicable Prospectus Supplement. The exchange rates will be calculated as specified in those Certificates and as described in the Prospectus Supplement. Other material terms and conditions will also be specified in the relevant Certificates and described in the Prospectus Supplement.

                                  CALL RIGHTS


     If one or more specified persons have the right to purchase, or the trustee is obligated to redeem under specified circumstances, all or a portion of the Certificates of a particular series, the applicable Prospectus Supplement will designate that series as a "callable series". The terms and conditions under which any such person may exercise its right to purchase or redeem all or a portion of the Certificates of that series will be described in the applicable Prospectus Supplement. Such terms may include the following:



     - a minimum principal balance (or notional amount, as applicable) with respect to the Certificates being purchased or redeemed,



     - a requirement that the principal balance (or notional amount, as applicable) of the Certificates being purchased or redeemed be an integral multiple of a specified amount,



     - if the call right is exercised with respect to less than all of the Certificates, the manner of selecting the Certificates being purchased or redeemed,



     - specified dates during which such a purchase or redemption may be effected, and



     - the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Certificate.

     After receiving notice of the exercise of such a call right, the trustee will provide notice as specified in the applicable Prospectus Supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Certificate that has been called will be entitled to receive a distribution of a ratable share of the aggregate call price paid in connection with that exercise, in the manner and to the extent described in the applicable Prospectus Supplement.

                               OPTIONAL EXCHANGE

     If a holder may exchange Certificates of a particular series for a ratable portion of the related trust property, the terms and conditions applicable to that exchange right will be specified in the applicable Prospectus Supplement. Such terms may include the following:

     - a requirement that the exchanging holder tender to the trustee Certificates of each class within the exchangeable series,


     - a minimum principal balance (or notional amount, as applicable) with respect to the Certificates being tendered for exchange,



     - a requirement that the principal balance (or notional amount, as applicable) of the Certificates tendered for exchange be an integral multiple of a specified amount,


     - specified dates during which a holder may effect such an exchange,

     - limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Securities deposited in the related trust, and

     - a requirement that the exchanging holder obtain the consent of any swap counterparty to that exchange and tender to the swap counterparty a termination payment in respect of that portion of the swap agreement corresponding to the portion of the Securities to be distributed by the trustee.

     If the applicable Prospectus Supplement specifies that particular Certificates are subject to "depositor optional exchange", any such Certificates held by the depositor or its affiliates from time to time may be exchanged by the depositor or those affiliates, but not by other Certificateholders, for a ratable portion of the related trust property, subject to one or more of the conditions specified above and to any other conditions described in the applicable Prospectus Supplement.

     Unless the Securities distributable to the holders of particular Certificates in the case of an optional exchange have been registered concurrently with the Certificates and the exchange otherwise satisfies the registration requirements of the Securities Act, no optional exchange may be made. In addition, any right of exchange will be exercisable only to the extent that the depositor determines that the exchange would not be inconsistent with the requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940.


     Unless additional or different terms for an optional exchange are described in the applicable Prospectus Supplement, in order for a Certificate of an exchangeable series (or class within that series) to be exchanged by its holder, the trustee must receive, at least 30 days (or such shorter period acceptable to the trustee) but not more than 45 days prior to the relevant exchange date, (1) the Certificate, with the form entitled "Option to Elect Exchange" duly completed, or (2) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of that registered certificate, the principal balance (or notional amount, as applicable) of the Certificate, the certificate number or a description of the tenor and terms of the Certificate, a statement that the option to elect exchange is being exercised and a guarantee that the Certificate, with the form entitled "Option to Elect Exchange" duly completed, will be received by the trustee not later than five business days after the date of the telegram, telex, facsimile transmission or letter. If the procedure described in clause (2) of the preceding sentence is chosen, the Certificate and duly completed form must be received by the trustee within the five-business day period specified. Any tender of a Certificate by the holder for exchange will be irrevocable. Any exchange (including any partial exchange, as specified below) must be for a principal balance (or notional amount, as applicable) corresponding to an even number of related Securities. The exchange option may be exercised by the holder of a Certificate for less than the entire principal balance (or notional amount, as applicable) of that Certificate as long as the principal balance (or notional amount, as applicable) remaining outstanding after the exchange is an authorized denomination and all other requirements specified in the applicable Prospectus Supplement are satisfied. After any such partial exchange, the relevant Certificate will be canceled and a new Certificate or Certificates for the remaining principal balance (or notional amount, as applicable) will be issued.



     If the foregoing conditions and any applicable conditions with respect to the related trust property are satisfied, a Certificateholder will be entitled to receive a distribution of a ratable share of the trust property related to the exchangeable series (or class within that series) of the Certificate being exchanged, in the manner and to the extent described in the applicable Prospectus Supplement. If specified in the Prospectus Supplement, upon such a distribution of trust property, the Certificateholder may direct the trustee to sell, on its behalf, the trust property distributed to it. In that case, the Certificateholder will be entitled to receive the net proceeds of the sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments specified in the applicable Prospectus Supplement.


     Prior to any optional exchange, only the trustee is a holder of the relevant Securities and only the trustee will have the ability to enforce the obligations of the Security Issuer under the Securities. After an optional exchange, the participating Certificateholders will be holders of the related Securities and can enforce those obligations directly.

                                    RATINGS

     At the time of issue, the Certificates of a particular series (or class within that series) will generally be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable Prospectus Supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Certificateholders of the relevant series or class to receive collections from, and to assert claims against, the trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Certificates is not offered pursuant to this Prospectus and the applicable Prospectus Supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

     Prospective purchasers of Certificates should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Certificates are urged to review in its entirety any disclosure relating to any rating of those Certificates that is contained in the applicable Prospectus Supplement, including the text of any rating letter or letters, if provided.

                                      FORM

GENERAL

     Each series and class of Certificates may be issued (1) in fully registered form without interest coupons or in bearer form with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Registered Certificates will be transferable on the records of the Certificate register maintained by the trustee. All Certificates of a particular series (or class within that series) other than definitive certificates will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company (DTC) (only for registered certificates denominated and payable in U.S. dollars), Euroclear, Clearstream or another entity specified in the applicable Prospectus Supplement. All of the foregoing entities are referred to as "depositaries". Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Global securities representing registered certificates will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in part for the individual Certificates it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

REGISTERED CERTIFICATES

     For each series of registered Certificates, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Certificates. No service charge will be payable with respect to any transfer of registered Certificates, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

GLOBAL CERTIFICATES

     After a Certificate is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Certificates represented by that global security to the accounts of its participants. The accounts to be credited will be designated by the underwriter of the Certificates, or if the Certificates are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Certificates represented by that global security for all purposes under the trust agreement governing the Certificates. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Certificates represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered Certificateholders under the trust agreement governing those Certificates. Because the depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that Certificate, may be limited due to the lack of a physical certificate for that Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a global security will be made to the depositary or its nominee, as the Certificateholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Certificates will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Certificates of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Certificates, will credit immediately its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name."

     BENEFICIAL OWNERS OF GLOBAL CERTIFICATES SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO RECEIVE PAYMENTS ON THOSE CERTIFICATES, INCLUDING (IN THE CASE OF CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS) ON HOW TO REQUEST PAYMENT IN THE SPECIFIED CURRENCY FOR THOSE CERTIFICATES.

     As long as the Certificates of a particular series are represented by a global security, the depositary's nominee will be the record holder of those Certificates and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of that Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in that Certificate to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.


     If the depositary for Certificates of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related trust will issue individual definitive certificates in exchange for the global security or securities representing those Certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any Certificates of a particular series or class represented by one or more global securities and, in that case, the trustee will issue individual definitive certificates of that series or class in exchange for the global security or securities representing those Certificates. Further, if specified in the applicable Prospectus Supplement, an owner of a beneficial interest in a global security representing Certificates of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Certificates in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Certificates of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Certificates registered in its name (if the Certificates of the series or class are issuable as registered Certificates). Individual definitive Certificates will be issued (1) in the case of registered Certificates, in denominations, unless otherwise specified by the depositor or in the applicable Prospectus Supplement, of $1,000 and integral multiples of $1,000, (2) in the case of bearer Certificates, in the denomination or denominations specified in the applicable Prospectus Supplement if the Certificates of that class are issuable as bearer Certificates or (3) in the case of Certificates that are issuable in either form, as registered or bearer Certificates.


     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     The applicable Prospectus Supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Certificates to the extent not described or different from the above description above.

       VOTING OF SECURITIES, MODIFICATION OF SECURITY ISSUANCE AGREEMENTS


     As promptly as possible, but in any event within five business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of Securities related to particular Certificates, the trustee will give notice to the holders of those Certificates, setting forth the following: (1) the information contained in the notice to owners of those Securities, (2) a statement that the Certificateholders are entitled, subject to applicable law and any applicable provisions of those Securities, to instruct the trustee as to the exercise of any voting right pertaining to those Securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Certificateholders of record on the relevant record date.



     Unless a different allocation of voting rights is described in the applicable Prospectus Supplement, the voting rights of owners of the relevant Securities pursuant to their terms will be allocated among the Certificateholders ratably, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates. At the written request of any Certificateholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the Securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Certificateholders instructing the trustee to vote in a specified manner does not correspond to an even number of Securities, the trustee will vote the number of Securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of a Security will not be voted, but any such portion representing half or more of a Security will be voted as instructed.



     Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Securities, (2) consent to any redemption or prepayment of the Securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the Securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Certificates to accept the amendment or offer in question and receives advice of nationally recognized independent tax counsel, designated by the depositor, that such exercise of voting rights with respect to the Securities should not result in a "sale or other disposition" of the

Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.



                      ADDITIONAL ISSUANCE OF CERTIFICATES



     If specified in the applicable Prospectus Supplement, the depositor may at any time deposit additional Securities into the related trust. In exchange for those additional Securities, the trust will issue additional Certificates in an aggregate principal amount equal to the product of (1) the principal balance (or notional amount, as applicable) of Certificates originally issued multiplied by
(2) the ratio of (A) the aggregate principal amount of additional Securities deposited into the trust to (B) the aggregate principal amount of Securities originally deposited into the trust. Any such additional Securities will be deposited, and any such additional Certificates will be issued, with accrued interest from the original closing date for the related trust.



     Any such issuance of additional Certificates is subject to:



     - a corresponding increase in any rights that the related trust may have under any swap agreement, swap guarantee or credit support arrangement, and



     - the receipt by the trustee of a prior written notice from each rating agency rating the Certificates to the effect that the additional issuance would not result in a reduction or withdrawal of the then current rating of the Certificates.



     Notwithstanding the foregoing, the trust may not, except with the consent of all Certificateholders issue any additional Certificates if that issuance would alter the classification of the trust for U.S. federal income tax purposes.



     Upon any deposit of additional Securities and issuance of additional
Certificates:



     - the additional Securities will constitute a part of the trust property of the related trust, and



     - the additional Certificates will represent undivided fractional interests in the trust property of the related trust, entitled to the same rights and subject to the same provisions as all previously issued Certificates of the same class.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     At the time a series of Certificates is issued, Sullivan & Cromwell will provide to the depositor its opinion, based on the law at the time of issuance and assuming compliance by the depositor and the trustee with all of the provisions of the related trust agreement (and any other agreements and representations referred to in the opinion) that the trust (1) will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes, (2) will not be subject to federal income taxation, and (3) in the alternative as specified in the opinion, for federal income tax purposes:

     - will be classified as a grantor trust,

     - should be classified as a grantor trust,

     - will be classified as a partnership, or

     - will qualify to be a financial asset securitization investment trust (FASIT), as defined in section 860L of the Internal Revenue Code.

     In every case in which the opinion states that the trust will be classified as a partnership or FASIT, the applicable Prospectus Supplement will discuss the material federal income tax consequences of that classification. Where the opinion states that the trust "should" be classified as a grantor trust, the applicable Prospectus Supplement, under "Risk Factors" and "U.S. Federal Income Tax Consequences", will describe the reasons for uncertainty as well as potential alternative characterizations of the trust and the material consequences of those characterizations.


     The Prospectus Supplement with respect to each series of Certificates will discuss the material U.S. federal income tax consequences of the classification of the trust and the ownership of Certificates of that series.


     Prospective purchasers of Certificates should consult their own tax advisors as to the federal tax consequences to them of acquiring, holding and disposing of Certificates, in particular the application in their particular circumstances of the tax considerations discussed in the applicable Prospectus Supplement, as well as the application of state, local, foreign or other tax laws.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which those plans, accounts or arrangements are invested) subject to ERISA or the Internal Revenue Code (collectively, referred to as "Plans") and on persons who are fiduciaries with respect to those Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving Plan assets and persons (referred to as "Parties in Interest") having specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any Party in Interest who participated in a prohibited transaction. The amount of the tax is initially 15% of the amount involved in the prohibited transaction, increasing to 100% of the amount involved if the transaction is not corrected within a specified period. The relevant Security Issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be Parties in Interest with respect to Plans.


     The United States Department of Labor (DOL) has issued regulations (referred to as the "Plan Asset Regulations") concerning what constitutes assets of a Plan when a Plan invests in another entity. Certificates would constitute equity interests in the related trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Internal Revenue Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal

Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Certificates may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Internal Revenue Code, is not a government or other plan subject to substantially similar restrictions, and is not acquiring the Certificates with the assets of any such Plan. The trust agreements will provide that any purported transfer in violation of this restriction shall be void from the beginning. Each person who acquires any book-entry Certificate, and each fiduciary which causes any such person to acquire a book-entry Certificate, in its individual as well as its fiduciary capacity, will be deemed to have represented that it is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase those book-entry Certificates. THE TRUST AGREEMENTS PROVIDE THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FORM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE.

     However, if the Prospectus Supplement with respect to a particular series of Certificates elects the "Alternative ERISA Restrictions," the restrictions described in the preceding paragraph will not apply. Certificates subject to the "Alternative ERISA Restrictions" will be issued only as definitive Certificates in registered form and only after a definitive purchase agreement has been executed and delivered. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Certificates with assets of a benefit plan investor. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Certificate to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after the purchase or proposed transfer. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Certificates subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Certificates of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be "significant."

     Alternatively, if the Prospectus Supplement with respect to a particular series of Certificates elects the "Deemed Representations," the restrictions described in the two preceding paragraphs will not apply. Certificates will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire those Certificates and the circumstances under which that decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (PTCE) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to transactions involving insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. BY ITS PURCHASE OF ANY CERTIFICATE AS TO WHICH THE DEEMED REPRESENTATIONS APPLY, THE PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (1) IT IS NOT AN ERISA PLAN OR OTHER PLAN, A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY

SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENTS WILL PROVIDE THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FORM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE.

     The applicable Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code. The sale of any Certificates to a Plan or a governmental or other plan is in no respect a representation by the trust or Goldman Sachs that such an investment meets all relevant legal requirements with respect to investments by Plans generally, any particular Plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular Plan or any such other plan.

                LIMITATIONS WITH RESPECT TO BEARER CERTIFICATES

     In compliance with U.S. federal income tax laws and regulations, the depositor and any underwriter, agent or dealer participating in the offering of any bearer Certificate will agree that, in connection with the original issuance of such bearer Certificate and during the period ending 40 days after that issuance, they will not offer, sell or deliver such bearer Certificate, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Certificates will bear a legend to the following effect: "Any U.S. person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations contained in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. taxpayer who holds bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, those bearer Certificates.

     Pending the availability of a permanent global Certificate or definitive bearer Certificates, as applicable, Certificates that are issuable as bearer Certificates may initially be represented by a single temporary global Certificate, without interest coupons, to be deposited in London with Euroclear or Clearstream, as applicable, for credit to the accounts designated by or on behalf of the purchasers of those Certificates. Following the availability of a permanent global Certificate in bearer form, without coupons attached, or definitive bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary global Certificate will be exchangeable for interests in that permanent global Certificate or for those definitive bearer Certificates, as applicable, only after the trustee receives a "Certificate of Non-U.S. Beneficial

Ownership" acceptable to the depositor and the trustee. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global Certificate is owned by a person that is not a U.S. person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary global Certificate will be distributed to each of Euroclear and Clearstream with respect to that portion of the temporary global Certificate held by it, but only if the trustee receives, on the relevant distribution date, a "Certificate of Non-U.S. Beneficial Ownership."


                                  UNDERWRITING


     The Certificates may be offered and sold to or through Goldman Sachs as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will describe the terms of the offering of any series of Certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the Certificates and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates offered by that Prospectus Supplement.

     If underwriters are used in a sale of Certificates, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Goldman Sachs, an affiliate of the depositor. Unless otherwise described in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Certificates will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Certificates of a particular series, if any such Certificates are purchased. The initial public offering price for particle Certificates and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the depositor to that agent will be described, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the Prospectus Supplement.

     If specified in the applicable Prospectus Supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Certificates at the public offering price described in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject only to the conditions described in the Prospectus Supplement and the Prospectus Supplement will specify the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

     If specified in the applicable Prospectus Supplement, Securities may be deposited into the related trust in connection with a distribution of those Securities by one or more affiliates of the depositor pursuant to a registration statement under the Securities Act in which the trust will effectively act as an underwriter of the Securities pursuant to Rule 140 under the Securities Act.

     Goldman Sachs is an affiliate of the depositor. One or more offerings under this Prospectus may be made pursuant to Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

     From time to time, Goldman Sachs or one of its affiliates may be engaged by Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Goldman Sachs or its affiliates may make a market in securities of any Security Issuer, including Securities that may constitute part of the trust property of a particular trust. Each Certificateholder will be deemed to have acknowledged and agreed that Goldman Sachs or its affiliates may engage in any kind of business with, or have an investment in, any Security Issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular Securities or related persons which may not be made available to Certificateholders.

     Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Certificates. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.

                            VALIDITY OF CERTIFICATES

     The validity of the Certificates will be passed upon for the depositor and the relevant trust by Sullivan & Cromwell, New York, New York, or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS


affected party.........................   13
affected transactions..................   13
bearer Certificates....................    1
business day...........................   30
callable series........................   36
CD rate................................   35
Certificates...........................    1
Clearstream............................   13
commercial paper rate..................   33
Composite quotations...................   31
Concentrated Security..................    1
credit support.........................    1
definitive Certificates................    1
Deliverable Securities.................   24
disqualified credit support............   15
disqualified Security..................   14
disqualified transaction...............   14
DOL....................................   43
DTC....................................   39
eligible Security Issuer...............   17
eligible swap counterparty or eligible
  credit support provider..............   17
ERISA..................................   43
Euroclear..............................   13
FASIT..................................   43
federal funds rate.....................   34
global Certificates....................    1
Goldman Sachs..........................    1
H.15(519)..............................   31
index maturity.........................   31
indexed commodity......................   36
indexed currency.......................   35
ISDA...................................   23
ISDA Definitions.......................   23
ISDA Master Agreement..................   23
LIBOR..................................   32
notional amount........................   30
Parties in Interest....................   43
Plan Asset Regulations.................   43
Plans..................................   43
PTCE...................................   44
Reference Security Issuer..............   24
registered Certificates................    1
reporting Security Issuer..............   18
SEC....................................    7
secured Securities.....................   20
Securities.............................    1
Security Issuance Agreement............   19
Security Issuer........................    1
Security Prospectus....................   18
Security Registration Statement........   18
Security-related default...............   13
senior Securities......................   19
stock index............................   36
subordinated Securities................   19
swap counterparties....................    2
Treasury rate..........................   34
trust property.........................    1

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS SUPPLEMENT, TOGETHER WITH THE ACCOMPANYING PROSPECTUS, IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS CURRENT ONLY AS OF THEIR RESPECTIVE DATES.
                            ------------------------
                               TABLE OF CONTENTS

                             Prospectus Supplement


                                       Page
                                       ----
Summary..............................   S-2
Risk Factors.........................   S-5
Incorporation Of Certain Documents By
  Reference..........................   S-8
The Trust............................   S-9
Description of Trust Agreement.......   S-9
Description of Trust Property........  S-11
Description of Certificates..........  S-17
U.S. Federal Income Tax
  Consequences.......................  S-19
Erisa Considerations.................  S-25
[Bearer Certificates.................  S-26]
Underwriting.........................  S-27
Ratings..............................  S-27
Validity of Certificates.............  S-28

             Prospectus
                                       Page
                                       ----
Prospectus Supplements...............     2
Risk Factors.........................     3
Available Information................     7
Reports To Certificateholders........     7
Important Currency Information.......     7
Use Of Proceeds......................     8
The Depositor........................     8
The Trusts...........................     8
Description Of Trust Agreements......     9
Description Of Trust Property........    17
Description Of Certificates..........    27
U.S. Federal Income Tax
  Consequences.......................    42
ERISA Considerations.................    43
Limitations With Respect to Bearer
  Certificates.......................    45
Underwriting.........................    46
Validity of Certificates.............    47


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                      $--

                                CREDIT AND ASSET
                              REPACKAGING VEHICLE
                                  CORPORATION
                                   DEPOSITOR

                          Public Credit and Repackaged
                        Securities(SM) (PCARS)(SM) Trust
                             Certificates Series --
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------
                              GOLDMAN, SACHS & CO.

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

     The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All expenses other than the filing fee for the registration statement are estimated.


Filing Fee for Registration Statement.......................  $  125,000
Legal Fees and Expenses.....................................     750,000
Accounting Fees and Expenses................................         N/A
Trustee's Fees and Expenses (including counsel fees)........     260,000
Blue Sky Fees and Expenses..................................         N/A
Printing and Engraving Fees.................................     250,000
Rating Agency Fees..........................................     375,000
Total.......................................................  $1,760,000
                                                              ==========


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

     The depositor's by-laws provide that the depositor shall indemnify, to the full extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the depositor or a subsidiary of the depositor or (2) is or was serving at the request of the depositor or a subsidiary of the depositor as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

     Section 145 of the Delaware General Corporation Law provides as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses of indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

The depositor's Certificate of Incorporation also limits the personal liability of directors to the depositor or its stockholders for monetary damages for any breach of fiduciary duty. The Certificate of Incorporation provides as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."


            1.1   --   Form of Underwriting Agreement*
            3.1   --   Registrant's Certificate of Incorporation*
            3.2   --   Registrant's By-Laws*
            4.1   --   Standard Terms for Trust Agreements
            5.1   --   Opinion of Sullivan & Cromwell with respect to legality
           10.1   --   Form of ISDA Master Agreement and Schedule
           23.1   --   Consent of Sullivan & Cromwell (included in Exhibit 5.1)
                       Statement of Eligibility of Trustee (to be filed by
           25.1   --   amendment)


---------------


* Previously filed.

A. UNDERTAKINGS PURSUANT TO RULE 415.

     The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused by this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the ninth day of August, 2001.



August 9, 2001


                                          Credit and Asset Repackaging Vehicle
                                          Corporation

                                          By: /s/     ARTHUR RUBIN
                                            ------------------------------------
                                            Name: Arthur Rubin

                                            Title: Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----
                 /s/ TODD DAGOSTA                    President                        August 9, 2001
---------------------------------------------------
                   Todd Dagosta

                 /s/ ARTHUR RUBIN                    Treasurer                        August 9, 2001
---------------------------------------------------
                   Arthur Rubin

                /s/ KEVIN B. BURNS                   Director                         August 9, 2001
---------------------------------------------------
                  Kevin B. Burns

                                                     Director                         August 9, 2001
---------------------------------------------------
                   Steve Duncker

                  /s/ PAUL HUCHRO                    Director                         August 9, 2001
---------------------------------------------------
                    Paul Huchro

                  /s/ DEREK SMITH                    Director                         August 9, 2001
---------------------------------------------------
                    Derek Smith

                                                     Director                         August 9, 2001
---------------------------------------------------
                  Randolph Snook